UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FARMERS NATIONAL BANC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

20 SOUTH BROAD STREET

CANFIELD, OHIO 44406

March 17, 2022

To Our Shareholders:

You are cordially invited to the 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) to be held on April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting.

During the Annual Meeting, you will be asked to: (i) elect four Class III directors whose terms will expire at the Annual Meeting in 2025; (ii) consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; (iii) ratify the Audit Committee’s appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iv) consider the adoption and approval of the Farmers National Banc Corp. 2022 Equity Incentive Plan.

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are encouraged to participate in the live webcast of the Annual Meeting. However, it is important that your shares be represented regardless of whether you plan to participate in the live webcast of the Annual Meeting. In order to ensure that your shares are represented, I urge you to execute and return the enclosed proxy, or that you submit your proxy by telephone or Internet promptly.

Sincerely,

KEVIN J. HELMICK

President and Chief Executive Officer

FARMERS NATIONAL BANC CORP.

20 SOUTH BROAD STREET

CANFIELD, OHIO 44406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, April 21, 2022

The Annual Meeting of Shareholders of Farmers National Banc Corp. (“Farmers” or the “Company”) will be held on April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting.

The 2022 Annual Meeting will be held for the following purposes:

1.	to elect four Class III directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2025;

2.	to consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

3.	to consider and vote upon a proposal to ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	to consider and vote upon a proposal to approve the adoption of the Farmers National Banc Corp. 2022 Equity Incentive Plan; and

5.

to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 8, 2022 as the record date for the determination of shareholders entitled to notice of, and to vote during, the Annual Meeting. Your Board of Directors recommends that you vote “FOR” the election of each of the director nominees and “FOR” each of the other proposals.

By Order of the Board of Directors,

TROY ADAIR

Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 17, 2022

FARMERS NATIONAL BANC CORP.

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Farmers National Banc Corp., an Ohio corporation (“Farmers” or the “Company”), of the accompanying proxy to be voted during the 2022 Annual Meeting of Shareholders (the “Annual Meeting”), and during any adjournment or postponement thereof. The Annual Meeting will be held on April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting. The mailing address of the principal executive offices of Farmers is 20 South Broad Street, Canfield, Ohio 44406; telephone number (330) 533-3341. This proxy statement, together with the related proxy and Farmers’ 2021 Annual Report to Shareholders (the “Annual Report”), are being mailed to the shareholders of the Company on or about March 17, 2022. This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on Thursday, April 21, 2022: This proxy statement, the Form 10-K for the year ended December 31, 2021 and the Annual Report to Shareholders are available at www.edocumentview.com/FMNB.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

When and Where will the Annual Meeting be Held?

The Annual Meeting will be held on Thursday, April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting. To obtain more information regarding how to participate in the live webcast of the Annual Meeting, please contact Shareholder Relations at (330) 533-5127.

Why did I Receive these Proxy Materials?

You have received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares during the Annual Meeting. This proxy statement contains information that Farmers is required to provide to you under the rules of the Securities and Exchange Commission (the “Commission”) and is intended to assist you in voting your shares.

Who may Vote during the Annual Meeting?

The Board of Directors has set March 8, 2022 as the “record date” for the Annual Meeting. This means that only shareholders of record at the close of business on that date are entitled to notice of, and to vote during, the Annual Meeting or any adjournment(s) or postponement(s) thereof. At the close of business on March 8, 2022, 34,004,914 Common Shares were issued and outstanding. Each Common Share entitles the holder to one vote on each item to be voted upon during the Annual Meeting and there is no cumulative voting.

What is the Difference between Holding Shares as a “Shareholder of Record” and as a “Beneficial Owner”?

If your Farmers’ shares are registered directly in your name, you are considered the “shareholder of record” of those shares. Farmers has sent these proxy materials directly to all “shareholders of record.” Alternatively, if your Farmers’ shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, which is sometimes called “street name,” then you are the “beneficial owner” of those shares, and these proxy materials were forwarded to you by that organization. The organization holding your shares is the shareholder of record for purposes of voting the shares during the Annual Meeting. As the beneficial owner, you have the right to direct that organization how to vote the Common Shares held in your account by following the voting instructions the organization provides to you.

How do I Vote?

Shareholders of record may vote on matters that are properly presented during the Annual Meeting in four ways:

•	By completing the accompanying proxy and returning it in the envelope provided;

•	By submitting your vote telephonically;

•	By submitting your vote electronically via the Internet before the meeting at www.envisionreports.com/FMNB; or

•	By submitting your vote electronically via the Internet during the meeting at https://meetnow.global/MPZAGMR.

For the Annual Meeting, Farmers is offering shareholders of record the opportunity to vote their Common Shares electronically through the Internet or by telephone by following the procedures described on the enclosed proxy instead of submitting the enclosed proxy by mail. In order to vote via the Internet or by telephone, please have the enclosed proxy in hand, and go to the website listed on the proxy or call the number and follow the instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholder instructions have been recorded properly. Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If you hold your Common Shares in street name, you should follow the voting instructions provided to you by the organization that holds your Common Shares. If you plan to participate in the live webcast of the Annual Meeting, you will have the opportunity to vote electronically during the meeting.

If you hold your Common Shares in street name and plan to attend the live webcast of the Annual Meeting, you must register in advance. If your Common Shares are held in the name of your broker, bank or other shareholder of record, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the shares on March 8, 2022 in order to attend and vote during the live webcast of the Annual Meeting. Requests for registration must be sent to our transfer agent, Computershare, via email at legalproxy@computershare.com or by mail at Computershare, Farmers National Banc Corp. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001 and include proof of your legal proxy issued by your broker, bank or other shareholder of record. Requests for registration must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m., Eastern Time, on April 18, 2022.

How will My Shares be Voted?

If you vote by mail, through the Internet, or by telephone, your Common Shares will be voted as you direct. If you submit a valid proxy prior to the Annual Meeting, but do not complete the voting instructions, your Common Shares will be voted:

•	“FOR” the election of the four Class III director nominees listed under “Proposal One — Election of Directors;”

•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers under “Proposal Two — Advisory Vote on Executive Compensation;”

•

“FOR” the ratification of the appointment of CliftonLarsonAllen LLP as Farmers’ independent registered public accounting firm for the year ending December 31, 2022 under “Proposal Three — Ratification of Selection of Independent Registered Public Accounting Firm;” and

•	“FOR” the adoption and approval of the Company’s 2022 Equity Incentive Plan under “Proposal Four — Adoption and Approval of the Farmers National Banc Corp. 2022 Equity Incentive Plan.”

Can Other Matters be Decided during the Annual Meeting?

On the date that this proxy statement was printed, Farmers was not aware of any matters to be raised during the Annual Meeting other than those included in this proxy statement. If you submit a valid proxy and other matters are properly presented for consideration during the Annual Meeting, then the individuals appointed as proxies will have the discretion to vote on those matters for you.

May I Revoke or Change My Vote?

Yes, proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by:

•	executing a later dated proxy with regard to the same Common Shares;

•	executing a later casted Internet or telephone vote with regard to the same Common Shares;

•	giving notice in writing to the Secretary at 20 South Broad Street, Canfield, Ohio 44406; or

•	submitting a later casted vote electronically via the Internet during the live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR.

If your Common Shares are held in street name and you wish to revoke your proxy, you should follow the instructions provided to you by the record holder of your shares. If you wish to revoke your proxy during the live webcast of the Annual Meeting, you must have a legal proxy from the shareholder of record indicating that you were the beneficial owner of the Common Shares on March 8, 2022. Participating in the live webcast of the Annual Meeting will not, by itself, revoke your proxy.

Who Pays the Cost of Proxy Solicitation?

The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by Farmers. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile and electronic mail by directors, officers and employees of Farmers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Shares held of record by such persons, and Farmers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

How Many Common Shares Must be Represented at the Annual Meeting in Order to Constitute a Quorum?

The shareholders present in person (via the live webcast) or by proxy at the Annual Meeting representing not less than one-third of Farmers’ outstanding Common Shares shall constitute a quorum for the Annual Meeting. Consequently, at least 11,334,972 Common Shares must be represented at the Annual Meeting in person (via the live webcast) or by proxy in order to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Street name holders generally cannot vote their Common Shares directly and must instead instruct the broker, bank or other shareholder of record how to vote their Common Shares using the voting instructions provided by it. If a street name holder does not provide timely instructions, the broker or other nominee may have the authority to vote on some proposals but not others. If a broker or other nominee votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner, this results in a broker non-vote. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the meeting, but are not considered entitled to vote on that particular matter.

What are the Voting Requirements to Elect the Directors and to Approve the Other Proposals Discussed in this Proxy Statement?

The vote required to approve each of the proposals that are scheduled to be presented during the Annual Meeting is as follows:

Proposal	Vote Required

Proposal One — Election of Directors	Election of the four Class III director nominees requires the affirmative vote of the holders of a plurality of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Broker non-votes and proxies marked “WITHHOLD AUTHORITY” will not be counted toward the election of the director or toward the election of an individual nominee and, thus, will have no effect other than that they will be counted for establishing a quorum.

Proposal Two — Advisory Vote on Executive Compensation	The proposal to approve the resolution regarding the compensation of Farmers’ named executive officers requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Two. Broker non-votes will not be counted for the purpose of determining whether Proposal Two has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and thus will have the same effect as a vote against Proposal Two. As this is an advisory vote, the outcome of the vote is not binding on the Compensation Committee or the Board of Directors with respect to future executive compensation decisions, including those relating to Farmers’ named executive officers or otherwise. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions.

Proposal	Vote Required

Proposal Three — Ratification of Selection of Independent Registered Public Accounting Firm	The proposal to ratify the appointment of Farmers’ independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and thus will have the same effect as a vote against Proposal Three.

Proposal Four — Adoption and Approval of the Farmers National Banc Corp. 2022 Equity Incentive Plan	The adoption and approval of the 2022 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the common shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Four. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved. Abstentions will be counted as present and entitled to vote for purposes of Proposal Four and thus will have the same effect as a vote against Proposal Four.

Under Ohio law, the Articles, and Farmers’ Regulations, the nominees for election as directors who receive the greatest number of votes cast will be elected directors. Each shareholder will be entitled to cast one vote for each Common Share owned, and shareholders may not cumulate votes in the election of directors. Common Shares as to which the authority to vote is withheld are not counted toward the election of directors. However, the Board of Directors has adopted a “Majority Vote Withheld Policy” in the event that “Withhold Authority” has been indicated by a majority of the votes cast with respect to any director in an uncontested election. A summary of this policy is set forth under the caption “CORPORATE GOVERNANCE — Policies of the Board of Directors” beginning on page 11 of this proxy statement.

CORPORATE GOVERNANCE

The Board of Directors — Independence

The Board of Directors is currently comprised of eleven members, four of whom are nominees for re-election during the Annual Meeting. Additional information regarding the director nominees is set forth in “Proposal One — Election of Directors” beginning on page 19 of this proxy statement. The Board of Directors affirmatively determined that each of the directors listed below is an “independent director” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”):

Gregory C. Bestic	Frank J. Monaco
Anne Frederick Crawford	Ralph D. Macali
Terry A. Moore	Edward W. Muransky
David Z. Paull	James R. Smail
Neil J. Kaback	Richard B. Thompson

The only director (or director nominee) of Farmers who has been determined by the Board of Directors not to be independent is Kevin J. Helmick, the Company’s President and Chief Executive Officer.

During 2021, certain current directors and executive officers of Farmers, and their associates, were customers of, and had banking transactions with, various subsidiaries of the Company, including Farmers’ subsidiary bank, The Farmers National Bank of Canfield (“Farmers Bank”). All relationships between any director or executive officer and Farmers or any of its subsidiaries were conducted in the ordinary course of business. Farmers encourages its directors and executive officers to maintain these relationships and expects that these transactions will continue in the future. All loans and loan commitments included in such transactions were made and will be made: (i) in the ordinary course of business; (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Farmers; and (iii) without more than the normal risk of collectability or present other unfavorable features. After reviewing the details of these relationships, the Board of Directors has determined that such relationships do not interfere with the exercise of any director’s independent judgment in carrying out his or her responsibilities.

In assessing the independence of directors, the Board of Directors also considers the business relationships between Farmers and its directors or their affiliated businesses other than ordinary banking relationships, if any. Where such business relationships other than ordinary banking relationships exist, the Board of Directors evaluates the scope and nature of each business relationship. There were no such business relationships between Farmers and its directors or the directors’ affiliated companies that were so considered by the Board of Directors in 2021.

Certain Relationships and Related Transactions

Farmers’ Audit Committee is responsible for reviewing and approving, pursuant to the Company’s written policy, all related party transactions that are material to the Company’s consolidated financial statements or otherwise require disclosure under Item 404 of Regulation S-K. Extensions of credit by Farmers or any of its subsidiaries to “insiders” of the Company or its subsidiaries are also regulated by Regulation O adopted under the Federal Reserve Act and the Federal Deposit Insurance Corporation Improvement Act. It is Farmers’

policy that any transactions with persons whom Regulation O defines as “insiders” (i.e., executive officers, directors, principal shareholders and their related interests) are engaged in the same manner as transactions conducted with all members of the public. Transactions are reviewed and approved by the Board of Directors either on a case-by-case basis (such as loans made by Farmers Bank to an insider) or, in the case of an ongoing relationship, at the outset of the relationship with periodic review. All loans outstanding to insiders of Farmers at any time since January 1, 2021: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

Attendance at Meetings

The Board of Directors held 13 meetings during 2021. All incumbent directors attended at least 75% of the total of all meetings of the Board of Directors and any committees thereof on which such director served during the year. In accordance with Farmers’ Corporate Governance Guidelines (the “Corporate Governance Guidelines”), directors are expected to attend all meetings of the Board of Directors, although it is understood that, on occasion, a director may not be able to attend a meeting. Directors are encouraged to participate in the live webcast of the Annual Meeting. All of the current members of the Board of Directors attended virtually the 2021 Annual Meeting held on April 15, 2021, except for Messrs. Kaback, Monaco and Thompson, each of whom were appointed to the Board of Directors after the date of the 2021 Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

During 2021, the Board of Directors appointed James R. Smail as its non-executive Chairman. As Chairman, Mr. Smail presided over meetings of the Board of Directors, consulted and advised the Board of Directors and its committees on the business and affairs of Farmers, and performed other responsibilities as may be assigned by the Board of Directors from time to time. The Board of Directors also appointed David Z. Paull as its non-executive Vice Chairman. As Vice Chairman, Mr. Paull presided over meetings of the Board of Directors in the absence of Mr. Smail, and also consulted and advised the Board of Directors and its committees on the business and affairs of Farmers, and performs other responsibilities as may be assigned by the Board of Directors from time to time. Kevin J. Helmick, as President and Chief Executive Officer, is responsible both for overseeing Farmers’ day-to-day operations and for establishing and leading the execution of the Company’s long-term strategic objectives, subject to the overall direction and supervision of the Board of Directors and its committees. Farmers does not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, as the Board of Directors believes that flexibility in appointing the Chairman of the Board allows the Board of Directors to make a determination as to such position from time to time and in a manner that it believes is in the best interest of Farmers and its shareholders. The Board of Directors believes that the current structure best serves Farmers because it allows Mr. Helmick to focus on managing the Company’s day-to-day business while allowing an independent director to lead the Board of Directors in its primary role of review and oversight of management. The Board of Directors also believes that its leadership structure has created an environment of open, efficient communication between the Board of Directors and management, enabling the Board of Directors to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to Farmers.

The role of the Board of Directors in Farmers’ risk management process includes reviewing regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board of Directors reviews these reports to enable it to understand and assess Farmers’ risk assessment, risk management and risk mitigation strategies. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of both management and the Board of Directors also have responsibility for risk management. In accordance with the Board Enterprise Risk Management Committee Charter, the Board Enterprise Risk Management Committee assists the Board of Directors in its oversight of management’s implementation and enforcement of Farmers’ policies, procedures and practices relating to: (i) the management of enterprise-wide risk; (ii) compliance with applicable laws and regulations and the maintenance of appropriate regulatory and economic capital and reserve levels; and (iii) the Company’s long-term strategic plans and initiatives. In addition, the Audit Committee assists the Board of Directors in overseeing and monitoring management’s conduct of Farmers’ financial reporting process and system of internal accounting and financial controls. Finally, the Compensation Committee oversees the management of risks relating to executive and non-executive compensation plans and arrangements. While each committee oversees certain risks and the management of such risks, the entire Board is regularly informed of such risks through committee reports.

Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and the following committees: (i) Audit Committee; (ii) Compensation Committee; (iii) Corporate Governance and Nominating Committee; (iv) Board Enterprise Risk Management Committee; and (v) Executive Committee. Each committee other than the Executive Committee meets on a regular basis and each committee reports their deliberations and actions to the full Board of Directors. Each of the committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the accounting and financial reporting process of the Company. The Audit Committee also reviews, evaluates and approves all related party transactions. The Audit Committee members currently are Gregory C. Bestic (Chair), Ralph D. Macali, Edward W. Muransky, Frank J. Monaco and Neil J. Kaback, each of whom also served on the Audit Committee during 2021. The Board of Directors has determined that Mr. Bestic, Mr. Kaback, and Mr. Monaco each qualify as an “audit committee financial expert.” Specifically, the Board of Directors has determined that Mr. Bestic, Mr. Kaback, and Mr. Monaco each have all of the attributes listed in the definition of an “audit committee financial expert” set forth in the Instruction to Item 407(d)(5)(i) of Regulation S-K and in the NASDAQ listing requirements. Mr. Bestic acquired these attributes through education and experience as a certified public accountant and, specifically, as a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Kaback acquired these attributes through education and experience as a certified public accountant and, specifically, as a Partner at Cohen & Company, in their Youngstown, Ohio office. Mr. Monaco acquired these attributes through education and experience as a certified public accountant and, specifically, as a Partner at the 415 Group, Inc., a certified public accounting, business consulting and IT services firm in Canton, Ohio. All of the Audit Committee members are considered independent for purposes of NASDAQ listing requirements. The Audit Committee operates under a written charter, which is reviewed annually by the Audit Committee and the

Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Audit Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Audit Committee held 7 meetings during 2021.

Compensation Committee

The Compensation Committee establishes policies and levels of reasonable compensation for the executive officers of the Company and generally administers the Company’s incentive compensation programs. The Compensation Committee members currently are David Z. Paull (Chair), Anne Frederick Crawford, Terry A. Moore, James R. Smail and Richard B. Thompson, each of whom also served on the Compensation Committee during 2021. All members of the Compensation Committee are considered independent for purposes of NASDAQ listing requirements. The Compensation Committee operates under a written charter, which is reviewed annually by the Compensation Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. A copy of the current Compensation Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Compensation Committee held 7 meetings during 2021.

Pursuant to the terms of its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, the Compensation Committee may invite such members of management to its meetings, as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. In addition, the Compensation Committee may delegate to the Chief Executive Officer, or another executive designee, the authority to approve salary and other compensation for employees below the executive officer level in accordance with overall pools, policy guidelines and limits approved by the Committee. Pursuant to its charter, the Compensation Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. Additional information regarding the Compensation Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement, beginning on page 28.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s purpose is to: (i) identify and recommend individuals to the Board of Directors for nomination as members of the Board of Directors and its committees; (ii) promote effective corporate governance, including developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and (iii) lead the Board of Directors in its annual review of the Board’s performance and the performance of each of its committees. The members of the Corporate Governance and Nominating Committee currently are Terry A. Moore (Chair), Gregory C. Bestic, Anne Frederick Crawford, and Ralph D. Macali, each of whom also served on the Corporate Governance and Nominating Committee during 2021. All members of the Corporate Governance and Nominating Committee are independent for purposes of NASDAQ listing requirements. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee and the Corporate Governance Guidelines, both of which are reviewed annually by the Corporate Governance and Nominating Committee and the Board of Directors to reflect current Commission and NASDAQ rules, requirements and best corporate practices. Copies of the Corporate Governance and Nominating Committee Charter and the Corporate Governance Guidelines are available on Farmers’ website at

www.farmersbankgroup.com. The Corporate Governance and Nominating Committee held 6 meetings during 2021.

Board Enterprise Risk Management Committee

The Board Enterprise Risk Management Committee oversees management’s implementation and enforcement of the Company’s policies, procedures and practices relating to the management of enterprise-wide risk. The members of the Board Enterprise Risk Management Committee currently are James R. Smail (Chair), Edward W. Muransky, David Z. Paull, Frank J. Monaco, Neil J. Kaback and Richard B. Thompson, each of whom also served on the Board Enterprise Risk Management Committee during 2021. The Board Enterprise Risk Management Committee operates under a written charter, which is reviewed annually by the Board Enterprise Risk Management Committee and the Board of Directors. A copy of the current Board Enterprise Risk Management Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Board Enterprise Risk Management Committee meets on a regular basis with Mr. Helmick and other executive officers of Farmers. The Board Enterprise Risk Management Committee held 4 meetings during 2021. Additional information regarding the Board Enterprise Risk Management Committee’s role is set forth in the “COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement, beginning on page  28.

Executive Committee

The Executive Committee is authorized to act on behalf of the Board of Directors on all corporate actions for which applicable law does not require participation by the full Board. All actions taken by the Executive Committee must be reported at the next meeting of the Board of Directors. The current members of the Executive Committee are David Z. Paull (Chair), James R. Smail, Kevin J. Helmick, and Terry A. Moore, each of whom also served on the Executive Committee during 2021. The Executive Committee operates under a written charter, which is reviewed annually by the Executive Committee and the Board of Directors. A copy of the current Executive Committee Charter is available on Farmers’ website at www.farmersbankgroup.com. The Executive Committee held 8 meetings in 2021.

Policies of the Board of Directors

Majority Withheld Vote

The Board of Directors recognizes that, pursuant to Section 1701.55(B) of the Ohio Revised Code, director nominees who receive the greatest number of shareholder votes are automatically elected to the Board of Directors, regardless of whether the votes in favor of such nominees constitute a majority of the voting power of Farmers, because our Articles do not include alternative election standards. Nevertheless, the Board of Directors has adopted a policy that, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), should promptly tender his or her resignation to the Chairman of the Board of Directors. Thereafter, the Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board of Directors whether to accept or reject it. In considering whether to recommend to the Board of Directors to accept or reject the tendered resignation, the Corporate Governance and Nominating Committee will consider all information and factors deemed relevant, including, without limitation: (i) the reasons (if any) given by shareholders as to why they withheld their votes, and (ii) the qualifications and performance of the tendering director(s) and his or her contributions to the Board of

Directors and Farmers. The Board of Directors will act on any tendered resignation within 90 days following certification of the shareholder vote. Following the Board of Directors’ determination, Farmers will promptly disclose the Board’s decision whether to accept or reject the director’s resignation offer (and, if applicable, the reasons for rejecting the resignation offer) in a press release and in a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s consideration or action by the Board of Directors regarding whether to accept the resignation offer. If a majority of the Board of Directors receives a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the resignation offers and whether to accept or reject them.

Director Nominations

The Corporate Governance and Nominating Committee will consider candidates for director, including those recommended by a shareholder who submits the person’s name and qualifications in writing. Although the Corporate Governance and Nominating Committee has not specified minimum qualifications for a recommended candidate, and does not consider shareholder recommended candidates differently from other candidates, the Committee considers the fit of an individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to the needs of the Company and its shareholders. The following attributes are considered important to such consideration, but all may not necessarily be possessed by any one director candidate:

•	personal qualities and characteristics, accomplishments and reputation in the business community, including high personal and professional values, ethics and integrity;

•	current knowledge and contacts in the communities in which Farmers does business;

•	ability and willingness to commit adequate time to diligently attend to Board of Directors and committee matters;

•	ability to think and act independently yet constructively in a mutually respectful environment;

•	diversity of viewpoints, background, experience and other demographics; and

•	the ability of the nominee to satisfy the independence requirements of NASDAQ.

While the Board of Directors does not have a formal diversity policy, diversity of viewpoints, background, experience and other demographics are criterion on which the Corporate Governance and Nominating Committee bases its evaluation of potential candidates for director positions. When identifying first-time candidates or nominees for director, or in evaluating individuals recommended by shareholders, the Corporate Governance and Nominating Committee will consider diversity, the current composition of the Board of Directors in light of the diverse communities and geographies Farmers serves, and the interplay of the candidate’s or nominee’s experience, education, skills, background, gender, race, ethnicity and other qualities and attributes with those of the other Board members. The inclusion of diversity in the listed criteria reflects the Board of Directors’ belief that diversity is an important component of an effective Board and the Corporate Governance and Nominating Committee evaluates each potential director candidate on their specific skills, expertise and background, as well as traditional diversity concepts.

In addition to recommendations presented by shareholders, the Board of Directors maintains a current list of potential director candidates that fit the characteristics and qualifications of the Corporate Governance and Nominating Committee, which it considers from time to time to fill director vacancies or for director nominations. The Corporate Governance and Nominating Committee makes its recommendation regarding nominations to the Board of Directors, and nominees are selected by the Board of Directors.

Board Diversity Matrix

In 2021, NASDAQ amended its listing rules to require diverse board composition and disclosure of specified diversity metrics, subject to certain exceptions and transition periods. In accordance with NASDAQ rules, the table below provides the composition of our Board of Directors based on voluntary self-identification of gender identity and other demographics. Each of the categories listed in the below table has the meaning as it is used in the NASDAQ rules and related guidance and instructions.

Board Diversity Matrix (As of March 17, 2022)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	–	7	–	4
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	7	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+			–
Did Not Disclose Demographic Background			4

Code of Regulations

Under the Regulations, a shareholder entitled to vote for the election of directors who intends to nominate a director for election must deliver written notice to the Secretary of Farmers no later than 90 days and no earlier than 120 days in advance of such meeting; provided, however, that if less than 90 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, written notice to the Secretary of the Company must be delivered or mailed not later than the close of business on the seventh day following the date on which notice of such meeting is first given or made to shareholders. The Board of Directors has adopted a policy that annual meetings of shareholders will be held on the third Thursday of April of each year unless and until publicly announced otherwise, consistent with our general past practice and the Regulations. Accordingly, for purposes of the 2023 Annual Meeting intended to be held on April 20, 2023, a nomination of a director for election must be received by Farmers’ Secretary no earlier than December 21, 2022 and not later than January 20, 2023.

Corporate Governance Guidelines

The Corporate Governance Guidelines also formalize certain aspects of Farmers’ shareholder nomination process. Pursuant to the Regulations and/or the Corporate Governance Guidelines, each shareholder notice must include the following information regarding a director candidate:

1.	the name, age, business address and residence address of the candidate;

2.

the information required of director nominees under Item 401(a), (d), (e), and (f) of Regulation S-K (relating to the nature and existence of certain business, family, and/or legal relationships between the candidate and Farmers, as well as the candidate’s prior business and directorship experience);

3.	the number and class of all shares of each class of stock of the Company owned of record and beneficially owned by the candidate, as reported to the nominating shareholder by the candidate;

4.	the information required of nominees under Item 404(a) of Regulation S-K (relating to the nature and existence of current or potential related party transactions between the candidate and Farmers);

5.	a description of why the candidate meets the director criteria set forth in the Corporate Governance Guidelines;

6.	a qualitative description of the specific talents and skills that the candidate would offer in service to the Company;

7.	any written or oral agreement or understanding with the nominating shareholder or any other person that relates in any way to Farmers or how the candidate would vote or serve as a director;

8.	a completed copy of the Company’s Questionnaire for New Director Candidates;

9.

all financial and business relationships of the candidate, or of any organization of which the candidate is an executive officer or principal shareholder or otherwise controls, with Farmers, the nominating shareholder or, to the candidate’s knowledge, any other shareholder of the Company that is acting in concert with the nominating shareholder; and

10.	the consent of the candidate to serve as a director of Farmers if so elected.

In addition, the shareholder notice must also include the following information regarding the shareholder making the nomination:

a.	the name and address of the shareholder making the nomination;

b.	the number and class of all shares of each class of stock of Farmers owned of record and beneficially owned by the shareholder;

c.

a representation that the shareholder is a holder of record of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

d.	a description of any arrangements between the shareholder and the candidate pursuant to which the nominations are to be made;

e.	a description of any relationships, including business relationships, between the shareholder and the candidate;

f.	whether the shareholder is acting in concert with any person with respect to the Common Shares;

g.

whether the shareholder owns, holds or has the power to vote, individually or in concert with any other person, 5% or more of any class of voting stock of any other organization that competes with the Company;

h.

the information required by Item 401(f) of Regulation S-K (relating to the nature and existence of certain legal proceedings involving Farmers and the nominating shareholder) and whether the shareholder has been or is currently subject to any enforcement action or penalty or, to the shareholder’s knowledge, is currently under any investigation that could lead to such an enforcement action or penalty or criminal action;

i.	whether the shareholder is acting on behalf of, or at the request of, any other shareholder; and

j.

if the shareholder is other than an individual (i) the names of the shareholder’s five most senior executive officers (or persons performing similar roles), (ii) the names and addresses of each person that has a 10% or more voting, ownership or economic interest in the shareholder and the respective amounts of such interests, (iii) the names and addresses of each person that would be deemed to control the shareholder and (iv) the name and address of any advisor to the shareholder that has the principal responsibility for its investment or voting decisions.

In the case of any investment fund or similar organization that is a nominating shareholder, these shareholder disclosure obligations shall also apply to the principal advisor to the fund. Also, if the shareholder is other than an individual, these disclosure requirements apply to the shareholder’s principal shareholders, executive officers and other controlling parties.

During the course of any candidate’s consideration, the Corporate Governance and Nominating Committee may request additional information through written director questionnaires and further communications to assess whether the candidate satisfies, in the view of the committee, requirements of the Company’s Corporate Governance Guidelines, Director Code of Ethics, and other policies applicable to members of the Board of Directors and its committees.

If a nominating shareholder or director candidate believes that information supplied in response to any of the above inquiries is confidential, the shareholder or nominee may request confidential treatment for such information. In such event, the information shall be maintained on a confidential basis unless the Corporate Governance and Nominating Committee is advised by counsel that disclosure is appropriate in connection with the solicitation of proxies relating to the director candidate.

In the event that it is subsequently determined that any of the information provided by the candidate or nominating shareholder is materially inaccurate, a director candidate who provided the materially inaccurate information or whose nominating shareholder provided the materially inaccurate information shall be required to resign from the Board of Directors, and, in the event of a refusal to resign, such a determination shall constitute grounds for removal from the Board of Directors, unless it is determined by the Corporate Governance and Nominating Committee that the inaccuracy was inadvertent.

Shareholder Proposals for 2023 Annual Meeting

Proposals by shareholders intended to be presented during the 2023 Annual Meeting must be received by the Secretary of Farmers no later than November 17, 2022, to be eligible for inclusion in Farmers’ proxy, notice of meeting, and proxy statement relating to its 2023 Annual Meeting. Farmers will not be required to include in its proxy, notice of meeting, or proxy statement, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable Commission rules.

If a shareholder intends to submit a proposal during the 2023 Annual Meeting that is not eligible for inclusion in the proxy materials relating to the meeting, and the shareholder fails to give the Company notice in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by January 31, 2023, then the proxy holders will be allowed to use their discretionary authority with respect to such proposal if the proposal is properly raised during the 2023 Annual Meeting. The submission of such a notice does not ensure that a proposal can be raised during the 2023 Annual Meeting.

In each case written notice must be given to Farmers, addressed to its Corporate Secretary, at the following address: 20 South Broad Street, Canfield, Ohio 44406.

Shareholder Communications with Directors

All written communications addressed to an individual director at Farmers’ address or to one of the offices of a subsidiary of the Company, except those clearly of a marketing nature, will be forwarded directly to the director. All written communications addressed to the Board of Directors at Farmers’ address or to one of the offices of a subsidiary of the Company will be presented to the full Board of Directors at a meeting of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Farmers’ directors, officers and persons who own beneficially more than 10% of its Common Shares (“Section 16 Filers”) to file reports of ownership and transactions in the Common Shares with the Commission and to furnish the Company with copies of all such forms filed. Based solely on the review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our Section 16 Filers, with the following exceptions:

•

A Form 4 filing on behalf of director Edward W. Muransky for Common Shares acquired on July 30, 2021 and August 2, 2021 was inadvertently filed late on August 24, 2021 to report the transactions by Mr. Muransky.

•

A Form 3 filing on behalf of officer James M. Gasior on November 9, 2021 inadvertently (i) understated the number of Common Shares Mr. Gasior held directly, and (ii) omitted the number of Common Shares held indirectly by Mr. Gasior in the Company’s 401(k) Plan, and subsequently, the Common Shares were inadvertently omitted from a Form 4 filing. An amendment of Mr. Gasior’s Form 3 filing was subsequently made on November 22, 2021 to report the correct number of Common Shares held by Mr. Gasior.

•

A Form 3 filing on behalf of officer Timothy Carney on November 9, 2021 inadvertently (i) understated the number of Common Shares Mr. Carney held directly, and (ii) omitted the number of Common Shares held indirectly by Mr. Carney in the Company’s 401(k) Plan, and subsequently, the Common Shares were inadvertently omitted from a Form 4 filing. Amendments of Mr. Carney’s Form 3 filing were subsequently made on November 22, 2021, February 2, 2022 and February 3, 2022 to report the correct number of Common Shares held by Mr. Carney.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRACTICES

The following sections describe Farmers’ efforts and commitment to promote environmental sustainability, social responsibility and sound corporate governance.

Environmental Sustainability

Farmers has and continues taking steps to reduce our carbon footprint across all aspects of our operations and service delivery channels. In the last decade Farmers has expanded our technology to significantly reduce paper usage and waste by introducing mobile banking, e-signatures, electronic documents for loan applications, account openings, paperless statements as well as many of our internal communications and documentation. In the last three years Farmers has transitioned 90% of its previously all-paper HR processes (applications, employee records, performance reviews) to digital records eliminating the need for hard copy employee files. We have also increased our use of digital media and video conferencing to reduce employee travel between locations and the needless printing of notes. In addition, we continue to develop technology-based solutions for our clients and our employees.

Particularly as we continue to provide remote work opportunities and flexible scheduling options to employees, we are currently and will continue to evaluate our overall office space needs. New branches are constructed using a smaller floor plan and motion sensor lighting to reduce energy consumption.

Social Responsibility

Farmers, through its subsidiaries, has always been a strong supporter of the communities in which we work and live. Last year, Farmers donated more than $400,000 to non-profit organizations, charitable enterprises and community organizations. Farmers is proud to have partnered with Akron Children’s Hospital, The Beatitude House, Apprisen, and many local foodbanks and Boys & Girls Clubs across our entire footprint. Along with financial support, Farmers’ executives have recently and successfully served as Campaign Chairs for United Way and The American Heart Association. As Chair for the United Way, CEO Kevin Helmick led the second-most successful campaign ever in Mahoning Valley, raising over $3.38 million dollars. Additionally, our employees gave generously of their time and money working on community service projects throughout the year and donating to local charities as well as national organizations such as United Way. In 2021 our employees pledged approximately $45,000 to United Way.

In addition to being good corporate citizens for our communities, Farmers is focused on enhancing our culture and environment internally. As in 2020, when the COVID-19 pandemic created unprecedented challenges around the world, 2021 had significant disruptions that greatly affected our employees. Farmers continues to provide remote work opportunities to employees as well as flexible scheduling options. The Company also instituted new compensation guidelines resulting in increases for the majority of our front-line staff.

Farmers firmly believes that we have an obligation to lead the way in ensuring a comfortable and supportive culture. Our Diversity and Inclusion Statement clearly establishes our commitment to fairness and inclusivity:

WE STAND STRONGER TOGETHER

Farmers is not merely a bank. Farmers is a Community Bank. We embrace a business model reflective of the human diversity, values and strengths of the local communities we serve.

As our communities grow in diversity, Farmers is growing its capacity as a corporate citizen promoting and honoring diversity, inclusion and equality among our stakeholders—shareholders, employees, customers, vendors and communities.

Our commitment is reflected in our equitable hiring and loan-making policies, our vendor selection, and our enlightened and substantial charitable giving program.

Promoting diversity is both the morally correct and intelligent thing to do, because our stakeholders stand stronger together when differences are respected, valued and celebrated.

Farmers is proud to employ a diverse workforce that includes an executive management team that is 20% minority and/or female.

Corporate Governance

The Company is committed to maintaining a culture of strong corporate governance through the dedicated adherence to the rules and regulations as defined by the Federal Reserve, Office of the Comptroller of Currency, the Commission, NASDAQ and all federal, state and local laws. Oversight is maintained by our Board of Directors, the Audit and Board Enterprise Risk Management Committees of the Board of Directors, as well as through internal controls of Farmers Bank, along with regular, consistent reviews by our independent registered public accounting firm and banking regulators.

Our Code of Business Conduct and Ethics can be found on Farmers’ website at www.farmersbankgroup.com under the “Investor Relations” section. Additionally, Farmers Bank maintains an internal board of directors consisting of the Farmers Bank’s executive management team. Both the Farmers Board of Directors and the Farmers Bank board of directors meet monthly to plan strategy, execute tactics and review the health and soundness of the Company.

Farmers is committed to doing the right thing for each of our four constituencies: Shareholders, Clients, Employees and our Communities. We will conduct our business in accordance with our Core Values of Integrity, Respect, Diligence, Stewardship, Commitment, Relationships and Performance.

Additional information regarding our corporate governance practices is set forth in the discussion under the caption “CORPORATE GOVERNANCE” beginning on page 7 of this proxy statement.

PROPOSAL ONE — ELECTION OF DIRECTORS

In accordance with the provisions of Farmers’ Regulations, the Board of Directors has fixed the number of directors at eleven for the upcoming Annual Meeting. The Board of Directors is currently divided into three classes, each with three-year terms. This year, the Corporate Governance and Nominating Committee has recommended to the Board of Directors the re-nomination of four of the Class III directors for election to serve as Class III directors for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2025. If these nominees are elected, there will be four directors serving in Class I, three directors serving in Class II, and four directors serving in Class III.

Set forth below for each of the nominees for election and for each director whose term will continue after the Annual Meeting is a brief statement, including age, principal occupation and business experience during at least the past five years. In addition, the following information provides the Corporate Governance and Nominating Committee’s evaluation regarding the nomination of the director nominees and the key attributes, skills, and qualifications presented by the director nominees and the continuing directors. The following information, as of March 8, 2022, with respect to the age, principal occupation or employment, other affiliations and business experience during at least the last five years of each director and director nominee, has been furnished to Farmers by each director nominee and director. Except where indicated, no corporation is a parent, subsidiary, or other affiliate of Farmers.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The Corporate Governance and Nominating Committee has no reason to believe that any nominee named will be unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

EACH OF THE FOLLOWING DIRECTOR NOMINEES.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

(Term Expiring in 2025)

Name	Age	Principal Occupation for Past Five Years and Other Information
Ralph D. Macali	66	Mr. Macali has served as a director of Farmers since 2001 and is a member of the Audit and Corporate Governance and Nominating Committees. Mr. Macali is the Vice President of Palmer J. Macali, Inc., which owns and operates a retail grocery supermarket, and a partner in P.M.R.P. Partnership, which owns commercial and residential real estate. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Macali has developed through his education and business leadership experiences in the Mahoning Valley business market, as well as his experience as a director of Farmers, allow him to provide continued regional business and leadership expertise to the Board of Directors.

Frank J. Monaco	61	Mr. Monaco has served as a director of Farmers since 2021 and is a member of the Audit and Board Enterprise Risk Management Committees. Mr. Monaco is a Senior Partner at the 415 Group, Inc., a certified public accounting, business consulting and IT services firm in Canton, Ohio. In this role, Mr. Monaco leads the consulting division of the firm, which includes business and estate planning, business valuations and merger support. Mr. Monaco has been with 415 Group for 27 years and previously served as Managing Partner from 2003-2019. He holds accreditations of Certified Public Accountant (CPA) and is Certified in Financial Forensics (CFF), along with being Accredited in Business Valuation (ABV) and part of the National Association of Certified Valuation Analysts (CVA). Mr. Monaco also is an active member of his community, serving on or having served on a variety of boards of directors including the Canton Regional Chamber of Commerce, Stark Development Board, Stark County Port Authority and the Pro Football Hall of Fame. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Monaco has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant and managing partner of a firm, allow him to provide accounting, local business, and leadership expertise to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information

Edward W. Muransky	62	Mr. Muransky has served as a director of Farmers since 2017 and is a member of the Audit Committee and Board Enterprise Risk Management Committee. Since 2012, Mr. Muransky has served as Chairman of the Board of The Muransky Companies, a multifaceted business management company, Chairman and Chief Executive Officer of Southwoods Health, and Chairman and Chief Executive Officer of Chestnut Land Company, the parent company for Auntie Anne’s Soft Pretzel franchises operating throughout the United States. Mr. Muransky serves on boards of directors of a number of charitable and educational organizations in the Youngstown, Ohio and Mahoning Valley, Ohio region, including the Youngstown State University Foundation and the Youngstown/Warren Regional Chamber of Commerce. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Muransky has developed through his significant business and leadership experiences allow him to provide leadership and business expertise to the Board of Directors.

Richard B. Thompson	73	Mr. Thompson has served as a director of Farmers since 2021 and is a member of the Board Enterprise Risk Management and Compensation Committees. Mr. Thompson has had an extensive background in the private and public sectors for more than 40 years. A graduate of Youngstown State University with a degree in Electrical Engineering, he began his career in 1972 as an Electrical Engineer for The Packard Electric Company. Mr. Thompson co-founded Therm-O-Link Inc., a manufacturer of electrical wire and cable and was an active partner in the business until 1994. Recently, Mr. Thompson has focused on the revitalization of his beloved town of Kinsman, Ohio, including the reopening of the local grocery store and hardware store, as well as starting a successful architectural millwork company, Stratton Creek Woodworks. Mr. Thompson also serves on the board of directors for Hiram College, The Youngstown State University Foundation, The Northern Trumbull County Community Foundation, The Kinsman Public Library, The Kinsman United Methodist Church and Trumbull Family Fitness. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Thompson has developed through his business and leadership experiences allow him to provide leadership and business expertise to the Board of Directors.

CLASS I DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2023)

Name	Age	Principal Occupation for Past Five Years and Other Information
Gregory C. Bestic	67	Mr. Bestic has served as a director of Farmers since 2011 and is Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Mr. Bestic also serves as a director of Farmers Trust Company, a Farmers subsidiary. Mr. Bestic is a Principal in Schroedel, Scullin & Bestic, LLC, a certified public accounting and strategic advisory firm located in Canfield, Ohio. Mr. Bestic has practiced with Schroedel, Scullin & Bestic, LLC and its predecessor firm since 1980. Mr. Bestic is a certified public accountant, a certified forensic accountant (Diplomate of the American Board of Forensic Accounting), a fellow of the American College of Forensic Examiners, and is designated as a Chartered Global Management Accountant. He serves or has served on a number of non-profit community and civic boards in the Mahoning Valley, including the Cardinal Joint Fire District, Salem Regional Medical Center and the Advisory Committee of the Accounting and Finance Department of Youngstown State University. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Bestic has developed through his educational background in business and accounting, as well as his business and leadership experiences in the Mahoning Valley, allow him to provide accounting, local business, and corporate governance expertise to the Board of Directors.

Kevin J. Helmick	50	Mr. Helmick has served as a director of Farmers since 2014, as the President and Chief Executive Officer of Farmers since November 2013, and is a member of the Executive Committee. Prior to his appointment as President and Chief Executive Officer, Mr. Helmick served as the Executive Vice President and Secretary of the Company and Executive Vice President – Retail and Wealth Management of Farmers Bank since January 2012. Prior to that, Mr. Helmick served as the Vice President of Wealth Management and Retail Services of Farmers Bank since 2008. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Helmick has developed through his education and experiences in the banking and financial services industries, as well as his significant past leadership positions with Farmers, allow him to provide continued business and leadership insight to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information

Neil J. Kaback	61	Mr. Kaback has served as a director of Farmers since 2021 and is a member of the Audit and Board Enterprise Risk Management Committees. Mr. Kaback currently serves as a Partner, Assurance, at Cohen & Company, in their Youngstown, Ohio office. He has spent more than 30 years assisting clients and companies in the manufacturing, distribution, transportation, automotive and service industries. Mr. Kaback holds accreditations of certified public accountant and chartered global management accountant and is a member of the Ohio Society of Certified Public Accountants and American Institute of Certified Public Accountants. Mr. Kaback currently serves or has served on a variety of boards of directors including the Youngstown Warren Regional Chamber, United Way of Youngstown and the Mahoning Valley, Trumbull Memorial Health Foundation and GOJO Industries. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Kaback has developed through his educational background in business and accounting, as well as his business and leadership experiences as a certified public accountant and in the in the Mahoning Valley, allow him to provide accounting and local business expertise to the Board of Directors.

Terry A. Moore	66	Mr. Moore has served as a director of Farmers since 2014 and is the Chair of the Corporate Governance and Nominating Committee and a member of the Executive and Compensation Committees. Mr. Moore is a member of the Management Committee of Krugliak Wilkins Griffiths & Dougherty, a law firm located in Canton, Ohio, with which Mr. Moore has practiced as an attorney since 1990 and served as Managing Partner until 2019. Mr. Moore serves on the board of directors of Mercy Medical Center, a non-profit hospital based in Canton, and the Mercy Medical Center Development Foundation, as an advisory board member for Malone University, a non-profit university based in Canton, and as a trustee for the Hoover Foundation, a non-profit foundation based in Canton. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Moore has developed through his educational background in law, as well as his business and leadership experiences with his law firm and in Stark County, allow him to provide leadership, local business, and corporate governance expertise to the Board of Directors.

CLASS II DIRECTORS CONTINUING IN OFFICE

(Term Expiring in 2024)

Name	Age	Principal Occupation for Past Five Years and Other Information
Anne Frederick Crawford	58	Ms. Crawford has served as a director of Farmers since 2004 and is a member of the Compensation and Corporate Governance and Nominating Committees. Ms. Crawford is a self-employed attorney located in Canfield, Ohio, concentrating her law practice in the areas of probate and estate planning for her entire career. Ms. Crawford is also actively involved with a number of significant non-profit organizations and community initiatives in and outside the Mahoning Valley including the Epilepsy Association in Cleveland, Ohio. Ms. Crawford had brain surgery for epilepsy in 1999, and has used her pre- and post-surgery disabilities to assist clients, especially the elderly and their families, with accepting assistance while retaining independence. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Ms. Crawford has developed through her education and extensive experiences in the legal field and the Mahoning Valley business market, her experiences through facing personal adversity, and her experience as a director of Farmers, allow her to provide legal and local business expertise to the Board of Directors.

David Z. Paull	67	Mr. Paull has served as a director of Farmers since 2011 and is Vice Chair of the Board of Directors, Chair of the Compensation and Executive Committees and a member of the Board Enterprise Risk Management Committee. Mr. Paull retired in February 2014 from serving as the Vice President, HR Operations and Labor Relations, for RTI International Metals, Inc., where he had previously been responsible for human resource activities for all domestic manufacturing locations in the United States. Mr. Paull has 36 years of experience working in and managing all aspects of the human resources and employee benefits functions, significant experience in corporate strategic and succession planning with both for-profit and nonprofit enterprises, and has served as a member of the board of directors and executive committee of the Youngstown Warren Regional Chamber of Commerce. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Paull has developed through his extensive business experience in the Mahoning Valley business market, as well as his knowledge and experience in the field of human resources and related areas of executive compensation and benefits, allow him to provide compensation-related and local business expertise to the Board of Directors.

Name	Age	Principal Occupation for Past Five Years and Other Information

James R. Smail	75	Mr. Smail has served as a director of Farmers since 2015 and is Chair of the Board of Directors, Chair of the Board Enterprise Risk Management Committee and a member of the Executive and Compensation Committees. Mr. Smail also serves as Chair of the Board of Directors of Farmers Trust Company, a Farmers subsidiary. Mr. Smail has served as Chairman, Director and Chief Executive Officer of J.R. Smail, Inc. since 1975, and served as Chairman and Director of Monitor Bancorp, Inc. from 1972 through August, 2017. The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Smail has from his experience in managing businesses and his experience in the financial institution industry, as well as his entrepreneurial skills, allow him to provide valuable insights to the Board of Directors in evaluating the business conditions in markets in which the Company operates, as well as setting corporate strategy.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 8, 2022, regarding beneficial ownership of the Common Shares by each director, each director nominee, each of the named executive officers of Farmers appearing in the Summary Compensation Table, all directors, named executive officers, and other executive officers of the Company as a group, and each person known to Farmers to own 5% or more of its Common Shares. In addition, unless otherwise indicated, all persons named below can be reached at Farmers National Banc Corp., 20 South Broad Street, Canfield, Ohio 44406.

Name	Total Beneficial Ownership(1)		Percent of Outstanding(2)
Gregory C. Bestic	56,097	(3)	*
Anne Frederick Crawford	87,487	(4)	*
Neil J. Kaback	20,097		*
Ralph D. Macali	60,536	(5)	*
Frank J. Monaco	6,315	(6)	*
Terry A. Moore	58,340	(7)	*
Edward W. Muransky	104,482	(8)	*
David Z. Paull	45,042	(9)	*
James R. Smail	1,675,017	(10)	4.93%
Richard B. Thompson	301,268	(11)	*
Troy Adair	15,747	(12)	*
Carl D. Culp	71,537	(13)	*
Kevin J. Helmick	167,555	(14)	*
Timothy F. Shaffer	38,262	(15)	*
Amber Wallace Soukenik	38,345	(16)	*
Mark Wenick	21,211	(17)	*
Total (16 directors and executive officers)	2,767,337		8.14%

5% Or Greater Shareholders
Black Rock, Inc. 55 E. 52nd Street New York, NY 10055	2,007,713	(18)	5.90%

*	Less than 1%
(1)

The amounts shown represent the total outstanding Common Shares beneficially owned by the individuals or the Common Shares issuable upon the exercise of stock options within 60 days of March 8, 2022 (although no such stock options were outstanding on that date). Unless otherwise indicated, each individual has sole voting and dispositive power with respect to the Common Shares indicated.

(2)

For all directors and executive officers, the percentage of class is based upon the sum of: (i) 34,004,914 Common Shares issued and outstanding on March 8, 2022; and (ii) the number of Common Shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of March 8, 2022 (although no such stock options were outstanding on that date).

(3)	Mr. Bestic owns his Common Shares jointly with his spouse and he shares voting and dispositive power with respect thereto.
(4)

Amount includes (i) 73,025 Common Shares held by a trust over which Ms. Crawford and her spouse are trustees and she shares voting and dispositive power thereto with her spouse, (ii) 10,293 Common Shares held by trusts over which Ms. Crawford’s spouse is trustee with voting and dispositive power, and (iii) 4,034 Common Shares held in IRAs in Ms. Crawford’s name.
(5)

Amount includes (i) 9,189 Common Shares held in Mr. Macali’s IRA, (ii) 36,750 Common Shares held by a partnership over which Mr. Macali has sole voting and dispositive power, and (iii) 503 Common Shares owned by Mr. Macali’s spouse over which his spouse has voting and dispositive power. Amount does not include 20,507 Common Shares held by a trust over which Mr. Macali has voting and dispositive power but disclaims beneficial ownership.

(6)	Amount includes 5,000 Common Shares Mr. Monaco owns jointly with his spouse and he shares voting and dispositive power with respect thereto.
(7)

Amount includes (i) 10,100 Common Shares Mr. Moore owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 6,700 Common Shares held in Mr. Moore’s IRA, and (iii) 9,862 Common Shares owned directly and indirectly by Mr. Moore’s spouse, over which Mr. Moore’s spouse has voting and dispositive power.

(8)	Amount includes (i) 9,900 Common Shares held in Mr. Muransky’s IRA, (ii) 37,206 Common Shares held in the Edward W. Muransky Trust, and (iii) 2,900 Common Shares owned by Mr. Muransky’s spouse.
(9)	Amount includes (i) 29,723 Common Shares jointly owned with Mr. Paull’s spouse, over which Mr. Paull shares voting and dispositive power, and (ii) 4,845 Common Shares held in Mr. Paull’s IRA.
(10)	Amount includes (i) 9,034 Common Shares held in the James Smail IRA, and (ii) 12,807 Common Shares held in the James R. Smail Trust.
(11)	Amount includes 299,665 Common Shares held in the Richard B. Thompson Trust.
(12)	Amount includes 1,000 Common Shares included in Mr. Adair’s IRA.
(13)

Amount includes (i) 60,755 Common Shares Mr. Culp owns jointly with his spouse with respect to which he shares voting and dispositive power, and (ii) 10,024 Common Shares held by Mr. Culp in the Company’s 401(k) Plan.

(14)

Amount includes (i) 89,525 Common Shares Mr. Helmick owns jointly with his spouse with respect to which he shares voting and dispositive power, (ii) 4,032 Common Shares held in Mr. Helmick’s IRA, (iii) 2,440 Common Shares held in Mr. Helmick’s spouse’s IRAs, (iv) 24,488 Common Shares owned by Mr. Helmick’s children over which Mr. Helmick has voting and dispositive power, and (v) 13,329 Common Shares held in the Company’s 401(k) Plan.

(15)	Amount includes 29,351 Common Shares owned jointly with Mr. Shaffer’s spouse with respect to which he shares voting and dispositive power.
(16)	Amount includes 2,000 Common Shares Ms. Soukenik owns jointly with her spouse with respect to which she shares voting and dispositive power.
(17)

Amount includes (i) 2,400 Common Shares included in Mr. Wenick’s IRA, and (ii) 5,104 Common Shares Mr. Wenick owns jointly with his spouse and he shares voting and dispositive power with respect thereto.

(18)

According to a Schedule 13G/A filed February 1, 2022, Blackrock, Inc. possessed sole power to vote with respect to 1,948,612 of these Common Shares, sole power to direct the disposition with respect to all of these Common Shares, and shared power to vote and shared power to direct the disposition with respect to none of these Common Shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis provides information regarding Farmers’ executive compensation programs and includes the following segments: (i) Executive Summary, (ii) Compensation Committee’s Philosophy on Executive Compensation, (iii) 2021 Named Executive Officers Compensation, and (iv) Other Elements of our Executive Compensation Programs. For 2021, our named executive officers were:

Name	Title

Kevin J. Helmick	President and Chief Executive Officer

Troy Adair(1)	Executive Vice President, Chief Financial Officer and Secretary

Carl D. Culp(2)	Former Senior Executive Vice President, Chief Financial Officer and Secretary

Timothy F. Shaffer(3)	Executive Vice President, Chief Credit Officer

Amber Wallace Soukenik	Executive Vice President, Chief Retail and Marketing Officer

Mark Wenick	Executive Vice President, Chief Wealth Management Officer

(1)  Mr. Adair was appointed Executive Vice President of Finance of Farmers Bank effective June 21, 2021 and assumed the role of Executive Vice President and Chief Financial Officer of Farmers Bank and the Company on August 15, 2021.

(2)  Mr. Culp retired effective August 15, 2021.

(3)  Mr. Shaffer was appointed Interim Chief Credit Officer effective January 1, 2021. Effective March 15, 2021, Mr. Shaffer was promoted to Executive Vice President of the Company and Chief Credit Officer of Farmers Bank.

Executive Summary

Farmers continued to deliver strong financial performance in 2021, in terms of both past performance and relative to the performance of our peer financial institutions. We also believe that the compensation of our executive team continued to reflect their successful efforts in strong alignment with the Company’s financial performance.

2021 Financial Performance Highlights

•

Our 2021 adjusted net income increased to $62.3 million, or $2.13 earnings per diluted share, compared to $44.1 million or $1.55 earnings per diluted share for 2020. This financial metric was one of the three objective elements of our 2021 annual cash incentive plan (the “Annual Incentive Plan”). The target performance level for this metric was $1.39 and the maximum was $1.46, so our strong performance resulted in payouts to our named executive officers at the maximum level of 150% on this financial performance metric.

•

Our 2021 annualized return on average assets as adjusted was 1.83% compared to 1.55% for 2020. This financial metric was the second objective element of our Annual Incentive Plan, with a target of 1.30% and a maximum of 1.37%, so our performance on this metric resulted in payouts at the maximum level of 150% on this financial performance metric.

•

Our 2021 efficiency ratio as adjusted improved to 46.33% compared to 51.52% for 2020. This financial metric was the third objective element of our Annual Incentive Plan, with a target level of 55.00% and a maximum of 53.75%, so our improved performance resulted in payouts at the maximum level of 150% on this financial performance metric.

•

On November 1, 2021, we completed the acquisition by merger of Cortland Bancorp. (“Cortland”), the holding company for The Cortland Savings and Banking Company, with branches located in Trumbull, Mahoning, Portage, Summit and Cuyahoga Counties in Ohio. The transaction increases our market share in those counties and enables Farmers to continue building local scale throughout Northeast Ohio. Our 2021 financial information summarized above was adjusted for non-recurring expenses, including expenses incurred in connection with the Cortland merger.

•

Farmers is proud to have delivered strong financial performance again despite the ongoing economic and operational challenges stemming from the COVID-19 pandemic. With a focus on staying the course in terms of our traditional conservative values, adapting efficiently to emerging marketplace opportunities, and catering to the needs of the communities we serve, we continue to deliver record earnings and superior returns to our stakeholders. The Compensation Committee monitored closely the potential impacts of the COVID-19 pandemic on Farmers’ pay programs during 2021 and, based on the consistent financial performance of Farmers despite the challenges posed by the ongoing pandemic, ultimately determined that no adjustments were warranted with respect to base pay, the objective performance metrics and targets of the annual incentive plan, or outstanding awards under the long-term incentive plan.

2021 Significant Compensation Results

Annual Incentive Compensation Results from Financial Performance

•

We maintained the structure of our Annual Incentive Plan for executive officers in 2021, comprised of three objective corporate level financial metrics: (i) earnings per share, (ii) annualized return on average assets, and (iii) corporate efficiency ratio. Mr. Shaffer, Ms. Soukenik and Mr. Wenick had additional objective metrics based on their respective areas of responsibility. We also retained a subjective element for each named executive officer, with a weighting of 20% for Messrs. Helmick, Culp and Adair, 15% for Mr. Shaffer, 10% for Ms. Soukenik and 25% for Mr. Wenick. The subjective factor is evaluated based on a scorecard assessment of each individual’s performance. All elements and results of our 2021 Annual Incentive Plan for our named executive officers is more fully described under “2021 Named Executive Officers Compensation – Annual Incentive Plan” beginning on page 34. The following is a tabular summary of our objective 2021 Annual Incentive Plan payouts based on our 2021 adjusted financial results:

Performance Metrics	Target	Actual	Payout %
Earnings Per Share	$1.39	$2.13	150%
Return on Average Assets	1.30%	1.83%	150%
Efficiency Ratio	55.00%	46.33%	150%

Long-term Incentive Compensation Results from Financial Performance

•	During 2021 we continued to grant equity-based long-term incentive compensation awards under our 2017 Equity Incentive Plan and cash-based long-term incentive compensation awards under our long-term cash incentive compensation plan (“LTI Cash Program”) to help achieve our recruiting, retention, and long-term performance goals. We maintained the following allocation of our total long-term compensation target opportunities: 25% service-based equity awards subject to three-year cliff vesting, 50% performance-based equity awards subject to vesting determined by our average return on equity (“ROE”) compared to the ROE performance of our peer group of banking companies over a three-year period, and 25% performance-based cash awards subject to vesting determined by our total shareholder return (“TSR”) compared to peer group performance over a three-year period.

•

Our performance for the long-term incentive compensation awards we issued in 2019 for the three-year period that ended on December 31, 2021 resulted in the maximum percentage payouts, based on Farmers’ performance at the 100th percentile relative to its peer group for the three-year performance period, as described more fully under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38:

	Weight(1)	Target		Actual Percentile	Percentage Payout
Relative Average ROE(2)	50%	50	th	100.0%	200.0%
Relative TSR(3)	25%	50	th	100.0%	200.0%

(1)	Weighting percentage based on total target long-term incentive opportunity.
(2)

Equity-based award with performance and vesting determined as a percentile compared to the average annual return on equity of peer group companies for the three-year period ending December 31, 2021. These equity-based awards were granted at the maximum payout level of 200% of target opportunity, so the percentage payout opportunities ranged from 10% vesting for attaining the threshold 25th percentile of the peer group, 25% for performing at the 50th percentile, and 100% for performing at or above the 75th percentile.

(3)

Cash-based award with performance and vesting determined as a percentile compared to the total shareholder return of peer group companies for the three-year period ending December 31, 2021. Percentage payout opportunity ranged from 20% at the threshold 25th percentile of the peer group, 100% for performing at the 50th percentile, and 200% vesting for performing at or above the 75th percentile.

Linkages between our financial performance and the resulting payouts for our named executive officers under our annual and long-term incentive programs are described more fully under the caption “2021 Named Executive Officers Compensation” beginning on page 33 in this Compensation Discussion and Analysis.

Portions of the foregoing and certain following financial presentations in this Compensation Discussion and Analysis include the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. We use these financial measures to monitor and evaluate our on-going performance and allocate resources, and we believe that these additional non-GAAP measures are useful to investors for financial analyses of Farmers. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measure can be found on Appendix B to this proxy statement.

Compensation Committee’s Philosophy on Executive Compensation

Our goal is to hire and retain an executive management team that we believe will create both short-term and long-term institutional success. We seek to achieve this goal by providing a fair, competitive compensation package that includes substantial performance-based, at-risk pay components that are aligned with the Company’s financial performance and strategic plans. We believe in directly linking pay to financial performance, so we structure our compensation plans to drive successful annual and long-term financial performance and ultimately align with long-term shareholder value. We also seek to implement compensation programs that appropriately balance risk and financial results so that our compensation programs maintain and promote our overall safety and soundness.

Each named executive officers’ compensation currently consists of three primary elements: base salary, annual cash incentive compensation, and long-term incentive compensation. Named executive officers are also eligible to receive matching contributions to their 401(k) retirement plan accounts, discretionary additional contributions to voluntary deferrals of compensation in a nonqualified deferred compensation plan, and limited perquisites. To help retain a stable executive management team, we have adopted an Executive Separation Policy and have entered into change in control agreements that provide severance benefits upon certain terminations of our executive officers.

We evaluate annually all of our compensation programs, policies, and payouts to assess whether our compensation structure continues to align with our philosophy of paying for financial performance as a means of promoting long-term shareholder value. Based on this evaluation, we determined in 2021 to maintain the general structural elements of our executive compensation programs as described below.

The Role of the Compensation Committee in Determining Executive Compensation

The Compensation Committee oversees the compensation of our named executive officers and establishes our executive compensation philosophy, policies, elements, plans, and arrangements. In addition, the Compensation Committee evaluates the performance of our chief executive officer and, with the input of our chief executive officer, our other executive officers, in order to determine appropriate compensation adjustments as well as future compensation decisions. The Compensation Committee annually evaluates the alignment of pay and performance of our chief executive officer and chief financial officer. The Compensation Committee also reviews overall corporate policies regarding compensation and benefit programs that are generally available to all employees in connection with its annual assessment of risk-based compensation and may make recommendations concerning those programs based thereon.

Although the Compensation Committee has authority to approve individual compensation arrangements, as well as authority to engage legal advisors and compensation consultants for advice on compensation issues, the Compensation Committee does not act entirely autonomously in considering and implementation of our compensation plans. For example, the Compensation Committee recommends the terms of plans such as our 2017 Equity Incentive Plan, subject to final approval of the full independent Board of Directors, and may from time to time request management to provide financial, tax, accounting, or operational information relevant to Compensation Committee deliberations.

Role of Compensation Consultant

The Compensation Committee has engaged Pay Governance, LLC (“Pay Governance”) as its outside independent compensation consultant since 2011. The Compensation Committee determined to continue to engage Pay Governance for 2021. Pursuant to its engagement terms, Pay Governance reviews, analyzes and provides advice regarding our executive officer and director compensation programs in relation to the objectives of those programs, including comparisons to designated peer group companies and to current best practices, and also provides information and advice on competitive compensation practices and trends, along with specific views on our compensation programs. In its role as independent compensation consultants, Pay Governance representatives engage in regular discussions with the Compensation Committee and respond to questions from the Committee and the Committee’s other advisors in providing opinions with respect to the design and implementation of current or proposed compensation programs. During 2021, Pay Governance reported directly to the Compensation Committee and the Committee retains the sole authority to retain or terminate Pay Governance. Pay Governance did not provide additional services to the Company or its affiliates in an amount in excess of $120,000 during 2021.

Compensation Consultant Independence

The Compensation Committee has the responsibility to consider certain independence factors before selecting compensation consultants and other compensation advisers. In connection with the foregoing, the Compensation Committee reviewed, considered and discussed the relevant factors established by NASDAQ to determine such independence, both through surveying Pay Governance and by soliciting input from members of the Compensation Committee through our annual director and officer questionnaires. Based on its review, consideration and discussion, the Compensation Committee determined that the work performed and to be performed by Pay Governance as the Committee’s compensation consultant has not raised and does not raise any conflict of interest, and also determined that Pay Governance qualifies as independent for purposes of the Exchange Act and NASDAQ Corporate Governance Requirements.

Say-on-Pay Consideration

At the Company’s 2021 Annual Meeting of Shareholders, our shareholders approved on an advisory basis the executive compensation of our named executive officers as disclosed in the proxy statement for that Annual Meeting, with approximately 93% of the Common Shares represented by shareholders present in person or represented by proxy at the 2021 Annual Meeting voting “for” such approval. The Compensation Committee evaluated the results of this supportive advisory vote, together with the other factors and data discussed in this Compensation and Discussion Analysis, in determining Farmers’ executive compensation policies, making executive compensation decisions, and continuing implementation of the Committee’s compensation philosophy and objectives.

Peer Group Evaluation and Executive Compensation Benchmarks

The Compensation Committee has generally evaluated compensation practices at similarly situated financial institutions to help determine the levels of compensation for financial services executives in our geographic market. In addition, the Compensation Committee does not adhere to a strict formula in order to determine executive officer compensation packages, and rather has relied on a variety of factors including experience, responsibility, individual performance, and our overall financial performance. However, given the competitive nature of the financial services industry generally and the fact that we compete in a market with many regional and national banking organizations that are significantly larger and that can provide attractive compensation packages to top executive talent, the Compensation Committee recognizes the need for Farmers to provide competitive overall compensation opportunities to retain our high-performing executives and attract new executive talent.

The Compensation Committee has utilized a consistent compensation peer group since 2015, when the group was last extensively re-evaluated with the assistance of Pay Governance to reflect the significant increase in the size and change in primary markets of Farmers due to two acquisitions that year. The Compensation Committee uses several factors to identify, evaluate and select peer financial institutions including but not limited to (i) factors of size (e.g., assets (ranging from approximately one-half to two times the asset size of Farmers), revenues, employees, and market capitalization), (ii) factors of profitability and growth (e.g., net revenue and operating income), and (iii) geographic location. In late 2020, the Compensation Committee, with the assistance of Pay Governance, undertook an extensive re-evaluation of our compensation peer group to help ensure that the group continued to reflect similarly situated financial institutions for purposes of determining competitive market positioning for purposes of executive compensation decisions, particularly due to the acquisitions of several prior peer group companies in recent years, and Farmers’ continuous growth. Based on that evaluation, and continuing to use the same evaluative factors described above, the Compensation Committee approved the following peer group of 23 companies for compensation evaluation purposes in 2021:

• Chemung Financial Corporation	• LCNB Corp.
• City Holding Company	• Level One Bancorp, Inc.
• Civista Bancshares, Inc.	• Lakeland Financial Corporation
• Community Trust Bancorp, Inc.	• Macatawa Bank Corporation
• CNB Financial Corporation	• Mackinac Financial Corporation
• Citizens & Northern Corporation	• Mercantile Bank Corporation
• Evans Bancorp, Inc.	• MVB Financial Corp.
• Financial Institutions, Inc.	• Peoples Bancorp Inc.
• German American Bancorp, Inc.	• Premier Financial Bancorp, Inc.
• Horizon Bancorp, Inc.	• Summit Financial Group, Inc.
• Independent Bank Corporation	• Stock Yards Bancorp, Inc.
• Isabella Bank Corporation

Additionally, while Premier Financial Bancorp, Inc. and Mackinac Financial Corporation were a part of our Peer Group for purposes of setting our 2021 executive compensation, in 2021 Premier Financial Bancorp, Inc. was acquired by Peoples Bancorp Inc. and Mackinac Financial Corporation was acquired by Nicolet Bankshares, Inc. and neither will be a part of our peer group in the future.

2021 Named Executive Officers Compensation

Assessment of COVID-19 Pandemic Impact on Compensation Programs

The Compensation Committee continued to monitor closely the potential impacts of the COVID-19 pandemic on Farmers’ pay programs during 2021. The Committee received reports from Farmers’ executive officers and input from Pay Governance at each of its meetings during the pandemic. Based on the consistent financial performance of Farmers, despite the challenges posed by the pandemic, the Committee determined that no adjustments were warranted with respect to base pay, the objective performance metrics and targets of the annual incentive plan, or outstanding awards under the long-term incentive plan.

Base Salary

Base salaries are intended to reward the named executive officers based upon their roles with us and for their performance in those roles. For each named executive officer, their base salaries are reviewed annually subject to adjustments based upon our financial performance, the individual performance of the particular executive, and our overall compensation philosophy of providing base compensation levels for our executive officers within 10% of the median of our 2021 Peer Group. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick in light of specified goals and objectives with input from each independent director. Based on such evaluation and input, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether a base salary increase or decrease is considered to be merited based upon individual performance and presents his base salary adjustment recommendations to the Compensation Committee. As a result of the evaluations by the Compensation Committee of Mr. Helmick, and the recommendations by Mr. Helmick regarding the remaining named executive officers as described above, for 2021 the Compensation Committee determined to increase Mr. Helmick’s base salary from $474,000 to $493,000, an increase of approximately 4.0%, effective May 1, 2021, and the following merit-based base salary adjustments were made for the remaining named executive officers effective April 1, 2021: (i) Mr. Culp received a base salary increase of approximately 5.0% from $252,380 to $265,000; (ii) Mr. Shaffer received a base salary increase of approximately 18.4% from $190,000 to $225,000; (iii) Ms. Soukenik received a base salary increase of approximately 4.0% from $192,342 to $200,000; and (iv) Mr. Wenick received a base salary increase of approximately 2.4% from $256,740 to $262,928. Mr. Adair’s base salary of $240,000 was established upon his appointment as Executive Vice President of Finance of Farmers Bank effective June 21, 2021.

Annual Incentive Plan

The Compensation Committee believes that performance-based annual cash incentives are an effective way to compensate executives for working together as a team to achieve short-term specific financial goals, which the Compensation Committee and management have established as near-term drivers of our long-term success, as well as certain individualized goals specific to an executive’s role and duties. The following is a discussion of the Annual Incentive Plan as it continued to be implemented by the Compensation Committee during 2021.

The Annual Incentive Plan is intended to foster superior financial results by providing equitable and attainable corporate-wide incentives that reward individual and team efforts to achieve specified performance objectives as determined and applied each fiscal year. The program provides our executive officers and certain non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of such corporate and individual performance goals. Our full-time and part-time, regular, non-commissioned-based associates and executives, as well as those of our subsidiaries, are generally eligible to participate in the Annual Incentive Plan.

The Compensation Committee establishes the target bonus opportunities under the Annual Incentive Plan for each eligible named executive officer expressed as a percentage of base salary. The following table sets forth the 2021 target bonus opportunities for each participating named executive officer:

Named Executive Officer	Target Annual Incentive Plan Opportunity (% of base salary)
Kevin J. Helmick	40%
Carl D. Culp	35%
Troy Adair	35%
Timothy F. Shaffer	35%
Amber Wallace Soukenik	35%
Mark Wenick	35%

Payments under the Annual Incentive Plan are contingent primarily on the achievement of pre-established performance goals relating to objective financial metrics established for each participating named executive officer by the Compensation Committee, and secondarily upon the results of a subjective evaluation of each individual executive’s performance. Each of the elements has an assigned weight and each of the objective financial criteria has a specific target or goal for the year. In the event that we (or the individual participant) do not meet the specified goal or target for a particular metric, then no compensation will be paid with respect to that objective portion of the Annual Incentive Plan.

The Compensation Committee established a threshold payout of 50% of target opportunity upon attaining a threshold level of the objective metrics, a target payout of 100% upon attaining 100% of the target level of the objective metrics, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. For performance falling within each of the percentile ranges, payouts are made on an interpolated basis.

In establishing the Annual Incentive Plan’s objective metrics and targets for 2021, the Compensation Committee utilized the Company’s budgeting model to set the performance at levels that were determined to be achievable with strong management performance. All named executive officers were allocated certain weightings of three core corporate financial measures: earnings per share (“EPS”), return on average assets (“ROA”), and efficiency ratio. Those were the sole objective performance criteria allocated to Messrs. Helmick, Culp and Adair. The named executive officers other than Messrs. Helmick, Culp and Adair had additional objective metrics based on their specific areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the named executive officers weighted at 20% for Messrs. Helmick, Culp and Adair and 15% for Mr. Shaffer, 10% for Ms. Soukenik and 25% for Mr. Wenick. The subjective factor is evaluated based on a scorecard assessment for each individual’s performance. Mr. Shaffer, Ms. Soukenik and Mr. Wenick had additional internally-measured performance metrics based on their respective areas of responsibility, with total weightings of 45%, 50% and 40%, respectively, of their total bonus opportunity. Those internal measurements and targets include information that is not otherwise publicly available. Because the disclosure of such information could result in competitive harm to Farmers, the metrics and related performance results are not specifically disclosed but the payouts with respect to those measures is set forth below. The following tables set forth the applicable objective performance metrics, weightings, targets and percentage payouts on the corporate level objective metrics under the Annual Incentive Plan in 2021 for each of the named executive officers:

Kevin J. Helmick, Carl D. Culp and Troy Adair

Metrics	Weight	Threshold	Target	Maximum	2020 Actual	2021 Actual	Payout %
EPS	30%	$1.32	$1.39	$1.46	$1.55	$2.13	150%
ROA	30%	1.24%	1.30%	1.37%	1.55%	1.83%	150%
Efficiency Ratio	20%	53.75%	55.00%	56.25%	51.52%	46.33%	150%

Timothy F. Shaffer

Metrics	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS	20%	$1.32	$1.39	$1.46	$2.13	150%
ROA	10%	1.24%	1.30%	1.37%	1.83%	150%
Efficiency Ratio	15%	53.75%	55.00%	56.25%	46.33%	150%
Area of Responsibility Metric	20%					100%
Area of Responsibility Metric	15%					150%
Area of Responsibility Metric	10%					150%

Amber Wallace Soukenik

Metrics	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS	20%	$1.32	$1.39	$1.46	$2.13	150%
ROA	20%	1.24%	1.30%	1.37%	1.83%	150%
Efficiency Ratio	10%	53.75%	55.00%	56.25%	46.33%	150%
Area of Responsibility Metric	20%					150%
Area of Responsibility Metric	20%					100%
Area of Responsibility Metric	10%					150%

Mark Wenick

Metrics	Weight	Threshold	Target	Maximum	Actual	Payout %
EPS	20%	$1.32	$1.39	$1.46	$2.13	150%
ROA	20%	1.24%	1.30%	1.37%	1.83%	150%
Efficiency Ratio	10%	53.75%	55.00%	56.25%	46.33%	150%
Area of Responsibility Metric	20%					109%
Area of Responsibility Metric	20%					150%

In addition to the objective performance metrics described above, the Compensation Committee included a subjective metric for each of the named executive officers, weighted at 20% of the total bonus opportunity for Messrs. Helmick, Culp and Adair, with payout ranging from 0% to 150% of this qualitative metric. The subjective metric for Mr. Shaffer was weighted at 15%, Ms. Soukenik was weighted at 10% and Mr. Wenick was weighted at 25% of their total bonus opportunity with payout ranging from 0% to 150%. Payouts under the subjective metric were based on evaluations of overall job performance during 2021 using an extensive performance review scorecard for each executive. For each named executive officer other than Mr. Helmick, the scorecards were completed by Mr. Helmick and he provided the basis of his evaluations to the Compensation Committee for the subjective portion of the executive’s bonus for 2021. For Mr. Helmick, each member of the Board of Directors provided input on Mr. Helmick’s performance under goals established in five areas of core competencies: Business Planning, Change/Crisis Management, Communications, Self-Management and Development, and Managing Executive Performance and Development. These evaluations were considered by the Compensation Committee in reaching its determination with respect to the subjective element of Mr. Helmick’s 2021 annual bonus. Based upon such reviews and recommendations, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity: (i) Mr. Helmick, 150% of the possible 20% weighting; (ii) Mr. Culp, 150% of the possible 20% weighting; (iii) Mr. Adair, 150% of the possible 20% weighting; (iv) Mr. Shaffer, 150% of the possible 15% weighting; (v) Ms. Soukenik, 150% of the possible 10% weighting; and (vi) Mr. Wenick, 150% of the possible 25% weighting.

Finally, the Compensation Committee continued to include a circuit breaker in the 2021 Annual Incentive Plan, based on Farmers’ “Texas ratio” for the year. The Texas ratio is determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned, and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Farmers’ Texas ratio for 2021 was approximately 4.06%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker in our annual bonus program helps maintain minimum levels of safety and soundness of our institution in the context of providing appropriate near-term incentives for achieving superior financial performance objectives.

As a result of the performance of Farmers with respect to the above-described objective metrics and each named executive officer’s individual performance evaluations, the Compensation Committee awarded the following payouts with respect to 2021 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan	Payout as a Percentage of Target Opportunity
Kevin J. Helmick	$295,800	150%
Carl D. Culp(1)	$92,750	150%
Troy Adair(2)	$73,500	150%
Timothy F. Shaffer	$110,250	140%
Amber Wallace Soukenik	$98,000	140%
Mark Wenick	$126,785	138%

(1)	Mr. Culp’s award earned was prorated to reflect his period of employment and retirement effective August 15, 2021.
(2)	Mr. Adair’s award earned was prorated to reflect his period of employment during 2021.

In addition to the payouts on our Annual Incentive Plan, we granted special cash incentive awards to our management team as a means of rewarding our key officers for the successful acquisition of Cortland, Farmers’ largest acquisition, and continuing to execute on our strategic acquisition plans during a challenging environment in 2021. The special cash awards were based on a percentage of base salaries, as follows for our named executive officers:

Named Executive Officer	Cash Award (% of base salary)	Cash Award ($)
Kevin J. Helmick	75.0%	$369,750
Carl D. Culp(1)	N/A	N/A
Troy Adair	50.0%	$120,000
Timothy F. Shaffer	37.5%	$84,375
Amber Wallace Soukenik	37.5%	$75,000
Mark Wenick	37.5%	$98,598

(1)	Mr. Culp did not receive a special cash award due to his retirement effective August 15, 2021.

Long-Term Incentive Compensation Plans

Under our LTI Cash Program, executive officers and certain other employees are eligible to receive awards for possible long-term cash incentive payments based on the achievement of prescribed corporate and/or individual performance metrics. The purpose of the LTI Cash Program is to foster and promote Farmers’ long-term financial success and value by motivating performance through long-term incentive compensation, pending review and approval by the Compensation Committee. The LTI Cash Program is also intended to attract and retain the services of talented individuals and motivate participants to achieve performance objectives that promote sound and financially healthy growth. The LTI Cash Program may continue until terminated by the Board of Directors.

Our 2017 Equity Incentive Plan was adopted by our Board of Directors and shareholders to promote Farmers’ long-term financial success and increase shareholder value by motivating performance through equity-based long-term incentive compensation. The 2017 Equity Incentive Plan was also intended to encourage participants to acquire ownership interests in the Company, attract and retain talented executives and directors, and enable participants to participate in the Company’s long-term growth and financial success.

In 2019, the Compensation Committee established target long-term award opportunities for each eligible named executive officer, expressed as a percentage of a participant’s base salary, as follows:

•	25% in service-based equity awards subject to three-year cliff vesting, and

•

75% in performance-based awards subject to vesting based on our relative performance on two objective financial measures as compared to the performance of banking companies in our peer group measured over a three-year period ending December 31, 2021 (“Performance Period”):

•

50% of all long-term incentive awards were equity-based performance awards subject to vesting determined by our average annual ROE compared to ROE performance of our peer group of banking companies over the Performance Period, and

•	25% of all long-term incentive awards were cash-based performance awards subject to vesting determined by our TSR compared to peer group performance over the Performance Period.

The following table sets forth the target level of long-term incentive compensation opportunity established for each participating named executive officer at the time of grant in 2019:

Named Executive Officer	LTI Program Target Opportunity (% of base salary)
Kevin J. Helmick	55%
Carl D. Culp	45%
Troy Adair	N/A
Timothy F. Shaffer	25%
Amber Wallace Soukenik	25%
Mark Wenick	35%

The following table indicates the threshold, target and maximum performance levels (for performance falling within each of the percentile ranges, payout or vesting was to occur on an interpolated basis) and the results of our relative TSR and relative average annual ROE performance, as adjusted, for the Performance Period, with the percentage payouts for the LTI Cash Program and 2017 Equity Incentive Plan awards granted in 2019. For performance falling below threshold, no award payout or vesting was to occur. Percentage payout opportunities for the cash-based awards under the LTI Cash Program ranged from 20% vesting for performing at the threshold 25th percentile of peer group, 100% for performing at the target 50th percentile, and 200% vesting for performing at or above the 75th percentile. The share-based awards under the 2017 Equity Incentive Plan were granted at the maximum payout level of 200% of target opportunity, so the percentage payout opportunities ranged from 10% vesting for performing at the threshold level of the 25th percentile of peer group, 50% vesting for performing at the target 50th percentile, and 100% vesting for performing at or above the 75th percentile (equivalent to 200%, or maximum, of target opportunity). The following table summarizes the percentage payouts for our 2019 long-term performance awards based on Farmers’ performance at the 100th percentile on both long-term performance metrics relative to its peer group. Payout amounts under the LTI Cash Program based on relative TSR for each named executive officer are included in “Non-Equity Incentive Plan Compensation,” column (g), of the Summary Compensation Table located on page 46 of this proxy statement.

Vesting Summary of 2019-2021 Long-Term Performance Awards(1)

Performance Metric	Target(2)	Actual(3)	Rank(4)	Payout % of Target
Relative TSR	135.22%	159.49%	100.0%	200.0%
Relative Average ROE	10.82%	13.93%	100.0%	200.0%

(1)	Mr. Culp’s 2019 long-term performance awards vested on a pro rata basis upon his retirement effective August 15, 2021, based on Farmers’ actual performance determined as of June 30, 2021.
(2)	Performance at the 50th percentile of peer group companies for the Performance Period.
(3)	Farmers actual performance for the Performance Period.
(4)	Presented as a percentile relative to the performance of Peer Group companies for the Performance Period.

In 2021, the Compensation Committee established the long-term incentive compensation target opportunities for each eligible named executive officer, expressed as a percentage of base as follows:

Named Executive Officer	2021 LTI Program Target Opportunity (% of base salary)
Kevin J. Helmick	55%
Carl D. Culp(1)	45%
Troy Adair	40%
Timothy F. Shaffer	35%
Amber Wallace Soukenik	30%
Mark Wenick	35%

(1)	Mr. Culp’s 2021 long-term incentive awards vested on a pro rata basis upon his retirement effective August 15, 2021.

In conjunction with establishing the target long-term incentive opportunity for our executive officers in 2021, the Compensation Committee, determined to maintain an allocation of 25% of our total long-term compensation opportunity to service-based awards, subject to three-year cliff vesting. We continued to allocate the remaining 75% of the target long-term incentive opportunity to performance-based awards, for which we continued to use relative TSR and relative average ROE as the performance metrics, with the same mix of cash-based and equity-based long-term performance awards as follows: (i) 25% in cash-based awards under our LTI Cash Program subject to vesting based on relative TSR compared to our peer group over a performance period ending December 31, 2023, and (ii) 50% in equity-based grants under our 2017 Equity Incentive Plan subject to vesting based on relative average ROE compared to our peer group over a performance period ending December 31, 2023.

The following table indicates potential payouts at the threshold, target and maximum levels for our 2021 long-term incentive awards under both the LTI Cash Program and the 2017 Equity Incentive Plan, with relative performance compared to our 2021 Peer Group, consistent with grants of long-term incentive awards in recent years. The maximum award opportunity was established at 200% of the target opportunity.

Vesting Levels	Relative Performance of TSR and Average ROE to Peer Group Companies	Vesting Percent of Target LTI Opportunity
Below threshold	< Peer 25th Percentile	0%
Threshold	= Peer 25th Percentile	20%
Target	= Peer 50th Percentile	100%
Maximum	≥ Peer 75th Percentile	200%

For performance falling within each of the percentile ranges, payouts or vesting will occur on an interpolated basis. The amounts of the threshold, target and maximum award payouts or vesting that may be received by each of our named executive officers upon completion of the 2021-2023 Performance Period with regard to long-term incentive awards granted in 2021 under the LTI Cash Program and the 2017 Equity Incentive Plan is described in detail in the 2021 Grants of Plan Based Awards table located on page 48 of this proxy statement.

In addition, in the first quarter of 2022, we granted special service-based long-term equity incentive awards to our management team, subject to three-year cliff vesting conditioned on continued employment, as a means of rewarding our key officers for the successful acquisition of Cortland, Farmers’ largest acquisition, retaining our excellent executive level talent following the significant growth in Farmers, and continuing to execute on our strategic acquisition plans. The special long-term equity incentive awards were based on a percentage of base salaries, as follows for our named executive officers, and will be included in the 2022 Grants of Plan Based Awards in our 2023 proxy statement:

Named Executive Officer	Special LTI Award (% of base salary)	Special LTI Award ($)
Kevin J. Helmick	75.0%	$369,750
Carl D. Culp(1)	N/A	N/A
Troy Adair	50.0%	$120,000
Timothy F. Shaffer	37.5%	$84,375
Amber Wallace Soukenik	37.5%	$75,000
Mark Wenick	37.5%	$98,598

(1)	Mr. Culp did not receive a special cash award due to his retirement effective August 15, 2021.

Clawback Policy

Farmers has adopted a clawback policy as part of its Incentive Compensation Guidelines. Pursuant to that policy, if the Company is required to restate all or a significant portion of its financial statements, the Board of Directors is empowered, in its discretion, to require reimbursement of all or any portion of bonuses paid or incentive compensation awarded to any participant in an incentive compensation program (including equity-based awards), and/or effect the cancellation of all or any portion of unpaid awards which may be paid to such participants if: (a) the amount of the bonus or incentive compensation was calculated based on the achievement of financial results that were subsequently the subject of a material restatement, and (b) the amount of the bonus or incentive compensation that would have been awarded to the participant, had the financial results been properly reported, would have been lower than the amount actually awarded. The Company acknowledges under this policy that it is not intended to add any forfeiture obligations or financial responsibilities to the Chief Executive Officer or Chief Financial Officer which are in addition to, or duplicative of, those obligations arising under Section 304 of the Sarbanes-Oxley Act of 2002.

Furthermore, if a participant in any incentive compensation program engages in misconduct related to such program, regardless of whether any restatement of financial statements is required as a result thereof, the Board shall take such actions as it considers appropriate to address the misconduct. Such actions may include cancellation of any unpaid portion of incentive compensation awarded to such participant, reimbursement of any incentive compensation paid to such participant, and other disciplinary actions.

401(k) Plan and Company Contributions

All of our employees who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in our 401(k) Profit Sharing Retirement Savings Plan (the “401(k) Plan”). Under the terms of the 401(k) Plan, employees may voluntarily defer a portion of their annual compensation, subject to applicable federal restrictions and deferral limitations, and Farmers Bank matches a percentage of each participant’s voluntary contributions, up to 6% of gross wages. In addition, at the discretion of the Board of Directors, Farmers Bank may make an additional profit sharing contribution to the 401(k) Plan. During 2021, Farmers Bank provided 401(k) Plan matching contributions of 50% for each of the named executive officers (subject to a maximum of 3% of gross wages), but no additional profit sharing contributions were made.

Nonqualified Deferred Compensation Plan

Our Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) is an unfunded nonqualified retirement plan in which eligible executive officers may voluntarily defer a greater portion of their compensation than permitted by applicable federal restrictions and deferral limitations applicable to our 401(k) Plan. Participating officers are at all times 100% vested in their voluntary deferrals. The Company may also provide matching or discretionary credits to the accounts of eligible officers, as determined by the Company in its sole discretion. The Company currently credits matching contributions equal to 50% of each participant’s voluntary deferrals to the Nonqualified Plan, up to 6% of gross wages (or a 3% match). Any matching or discretionary credits under the Nonqualified Plan vest and become non-forfeitable in accordance with a specified formula that provides for partial vesting starting after completion of two years and full vesting after six years. Upon a Change-in-Control (as defined in the Nonqualified Plan), participants’ benefits under the Nonqualified Plan become fully vested and non-forfeitable. Benefits under the Nonqualified Plan represent unsecured general obligations of the Company to pay participating officers at some time in the future.

The Nonqualified Plan also allows discretionary additional annual contributions to be made by the Company for the benefit of participating officers, based on a percentage of each participant’s total eligible compensation, as determined annually in the discretion of the Compensation Committee. With respect to calendar year 2021, the Compensation Committee approved a discretionary contribution of 3.0%, representing a total amount of approximately $82,000, with respect to ten participating officers. The Compensation Committee approved a 3.0% contribution for 2020.

The amounts accrued pursuant to the Nonqualified Plan for the benefit of our named executive officers for calendar year 2021 are disclosed in the Summary Compensation Table located on page 46 of this proxy statement. The Compensation Committee believes that maintaining this Nonqualified Plan helps to maintain the competitiveness of our entire executive retirement benefits.

Amounts payable to participating officers under the Nonqualified Plan will be distributed in accordance with the terms of the Nonqualified Plan and elections made by the participating officers. Benefits generally will be paid in a single lump sum unless the participating officer has elected to receive annual installments for a period of up to ten years. The benefits will be paid upon the earliest of a participating officer’s separation from service, death or disability unless the participating officer has elected to receive payments as of a specified date (including the earlier of that date or the occurrence of a regular distribution event). The Nonqualified Plan is subject to requirements affecting deferred compensation under Section 409A of the Internal Revenue Code and is being administered in compliance with the applicable regulations under Section 409A.

Perquisites and Other Compensation

Executive officers also participate in broad-based employee benefit plans, such as medical, dental, supplemental disability, retiree health insurance and term life insurance programs. Except for matching contributions in connection with our Nonqualified Plan as described above and country club memberships provided by Farmers to certain of the named executive officers for customer relationship development purposes, executive officers receive no perquisites or personal benefits in 2021 that are not available to all employees. The amounts of the benefits received are included in the “All Other Compensation” column (i) of the Summary Compensation Table on page 46 of this proxy statement.

Other Elements of Our Executive Compensation Programs

Employment Agreements, Separation Policy and Change in Control Arrangements

The Compensation Committee carefully considers the use and conditions of any employment related agreements. Although employment agreements that contain severance and change in control arrangements may be appropriate to attract prospective executives who forego significant other employment opportunities, we first determined in 2013 to adopt an Executive Separation Policy that applies to all of our executive officers in lieu of employment agreements. In connection with that implementation, we entered into change in control agreements with each of our executive officers (“Change in Control Agreements”). The material provisions of the Executive Separation Policy and the Change in Control Agreements are discussed under the caption “EXECUTIVE COMPENSATION AND OTHER INFORMATION – Employment Agreements, Change in Control Agreements, Executive Separation Policy” beginning on page 54 of this proxy statement.

Overall, the Compensation Committee believes that the implementation of the Executive Separation Policy and Change in Control Agreements is appropriate to help ensure that Farmers will have the continued dedication, undivided loyalty and objective advice from its key executives, even in the event of a potential transaction that could result in a change in control of Farmers. The Separation Policy offers certain protections in the event of certain terminations of employment, while the Change in Control Agreements provide certain protections in the event of a change in control event, but only if the executive’s employment is terminated as a result of (or within a specified period after) a change in control (i.e., a double trigger). The Compensation Committee does not believe that executives should receive compensation benefits merely as a result of a change in control; rather, it believes that our Change in Control Agreements provide our executive officers with adequate protection to help ensure that change in control offers will be evaluated by our executive officers in the best interests of Farmers and our shareholders without regard to concerns that a transaction could eliminate his or her job without appropriate dispensation. The Compensation Committee recognizes that these agreements may also tend to discourage a takeover attempt as a change in control could trigger increased compensation expense as part of the transaction.

Stock Ownership Guidelines and Anti-Hedging Policy

As part of the Company’s Corporate Governance Guidelines, we have adopted stock ownership guidelines for our directors and executive officers which require that, within five years from the date a person first becomes a non-executive director, or within either eight years of March 15, 2016 or seven years from the date an executive officer is first included as a participant in our long-term incentive equity plans (unless, due to specific facts and circumstances, a different period of time is determined to be appropriate by the Corporate

Governance and Nominating Committee), the following amounts of Common Shares be owned by that person:

Position	Minimum Ownership Requirement
Non-executive Director	4.0 x Annual Base Retainer Fee
Chief Executive Officer/President	2.0 x Annual Base Salary
Chief Banking Officer	1.5 x Annual Base Salary
Chief Financial Officer	1.25 x Annual Base Salary
Other Executive Officers	1.0 x Annual Base Salary

Individuals subject to these guidelines are expected to satisfy certain milestones during the attainment periods to evidence that the individual is making appropriate progress toward achieving their respective ownership amount. In determining compliance with these guidelines, the Compensation Committee considers the beneficial ownership of our executive officers and directors as required to be reported in a proxy statement.

In addition to these requirements, our executive officers and directors are prohibited under our insider trading policy and procedures from pledging our Common Shares, purchasing our Common Shares on margin, engaging in short sales, or engaging in any hedging transaction involving our Common Shares.

Director Compensation

The Compensation Committee is also responsible for recommending to the Board of Directors compensation for our non-employee directors. Generally, director compensation is structured in a fashion to attract and retain high quality individuals to serve on the Board of Directors, to compensate such individuals for the time and energy expended in providing us their expertise, considering the size, nature and location of Farmers as a bank holding company competing in our markets. On an annual basis, the Compensation Committee requests that its compensation consultant evaluate our current director compensation levels relative to our peers. Generally, it is the overall goal of the Compensation Committee to position director compensation at a median market level. For calendar year 2021, the Compensation Committee recommended and the independent members of the Board of Directors approved continuing the following compensation levels for non-executive directors: (a) general annual retainer fee of $52,500, and (b) the following retainers for directors with additional duties: (i) $25,000 for the independent Board chair, (ii) $10,000 for the Executive Committee chair, and (iii) $5,000 for all other committee chairs. Effective May 1, 2021, the Compensation Committee recommended and the independent members of the Board of Directors approved a decrease in the independent Board vice chair’s compensation from $20,000 to $10,000. All director compensation amounts for 2021 are reflected in the 2021 Director Compensation table located on page 60 of this proxy statement.

Oversight and Risk Management of Compensation Programs

The Compensation Committee oversees the implementation and enforcement of our policies, procedures and practices related to its various compensation programs as part of its duties. This is designed to monitor our compensation policies to ensure that the compensation packages offered to its employees and executive officers do not present such individuals with the potential to engage in excessive or inappropriate risk taking activities. In addition, the Board Enterprise Risk Management Committee works with the Compensation Committee in order to monitor our compensation policies, procedures and practices, as part of its duties to monitor enterprise-wide risk.

The Compensation and Board Enterprise Risk Management Committees believe that our current compensation structure for employees and executive officers does not encourage unnecessary or excessive risk taking to the extent that it would reasonably likely lead to a material adverse effect. It is the opinion of the Compensation and Board Enterprise Risk Management Committees that our current compensation programs appropriately balance risk and the desire to focus on our short-term and long-term goals without encouraging unnecessary or excessive risk taking.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was an officer or employee of Farmers or any of our subsidiaries, or was formerly an officer of Farmers or any of our subsidiaries. None of our directors had any business or financial relationship with us requiring disclosure in this proxy statement.

THE COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with Farmers’ management. Based upon this review and discussion, the Compensation Committee recommends to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K.

Compensation Committee:

David Z. Paull, Chair

Anne Frederick Crawford

Terry A. Moore

James R. Smail

Richard B. Thompson

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides summary compensation information for the individuals serving as our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers serving on December 31, 2021.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Stock Options ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)		Total ($)
Kevin J. Helmick	2021	$469,582	$369,750	$199,768	—	$418,176	$116,301	$70,746	(4)	$1,644,323
President and Chief Executive Officer	2020	$454,308	—	$188,914	—	$383,690	$(2,455)	$67,830		$1,092,287
	2019	$460,000	—	$197,028	—	$327,072	$31,079	$59,569		$1,053,544

Carl D. Culp	2021	$221,863	—	$87,034	—	$174,105	$67,359	$29,076	(5)	$579,437
Former Senior Executive VP, Chief Financial Officer	2020	$242,456	—	$83,107	—	$170,084	$9,579	$59,819		$558,044
	2019	$247,318	—	$86,940	—	$146,794	$20,537	$51,655		$539,163

Troy Adair(6)	2021	$122,357	$120,000	$154,749	—	$73,500	$(539)	$8,359	(7)	$478,426
Executive Vice President and Chief Financial Officer

Timothy F. Shaffer	2021	$212,375	$84,375	$60,319	—	$136,928	$46,863	$29,012	(8)	$569,872
Executive Vice President and Chief Credit Officer	2020	$180,873	—	$47,647	—	$117,312	$5,231	$24,653		$375,716

Amber Wallace Soukenik	2021	$190,511	$75,000	$44,214	—	$120,750	$6,184	$21,262	(9)	$457,921
Executive Vice President, Chief Retail & Marketing Officer	2020	$184,523	—	$41,960	—	$105,900	$(3,416)	$44,287		$373,254
	2019	$187,392	—	$36,631	—	$97,442	$3,303	$39,552		$355,860

Mark Wenick	2021	$228,248	$98,598	$68,858	—	$170,533	$1,065	$28,906	(10)	$596,208
Executive Vice President, Chief Wealth Management Officer

(1)

Amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted during 2021 under our 2017 Equity Incentive Plan. As further reflected in the 2021 Grants of Plan Based Awards table located on page 48, (i) the amounts reported for service-based equity awards granted during 2021 were determined using closing price of a Common Share on the date of grant of $14.09, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $15.21, with respect to the award granted to Mr. Adair, and (ii) the amounts reported for performance-based equity awards granted during 2021 were determined using the closing price of a Common Share on the date of grant of $14.09, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $15.21, with respect to the award granted to Mr. Adair, and the target vesting levels assuming our average ROE performance equals the 50th percentile of the average of a group of peer companies over a three-year period ending on December 31, 2023. The maximum value of the performance-based stock awards granted in 2021 to each named executive officer, assuming that the highest level of performance conditions will be achieved and using the closing price of a Common Share on the date of grant of $14.09, with respect to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $15.21, with respect to Mr. Adair, is as follows: Mr. Helmick, $263,872; Mr. Culp, $114,961; Mr. Adair, $83,704; Mr. Shaffer, $79,712; Ms. Soukenik, $58,409; and Mr. Wenick, $90,963. Other assumptions used in the calculation of these amounts are also included in Note 11 “Stock Based Compensation” to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. All service-based restricted stock and performance-based equity awards are subject to vesting as described under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38. As further reflected in the 2021 Grants of Plan Based Awards table located on page 48, the amount in this column for Mr. Adair also reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of a one-time award of 5,000 shares of restricted stock under the 2017 Equity Incentive Plan awarded in connection with his appointment effective June 21, 2021. The grant date fair value of such award was calculated using the closing price of our Common Shares on the date of grant of $17.27 per share.
(2)

The non-equity incentive plan compensation required to be disclosed in this column includes (i) amounts earned under our Annual Incentive Plan as a result of achieving the goals specified for each designated year, as described for 2021 in the table on page 50 under “Executive Compensation and Other Information – Annual Incentive Plan”, and (ii) the following amounts earned in 2021, 2020, and 2019, respectively, with respect to cash-based long-term incentive awards granted in 2019, 2018, and 2017, respectively, as applicable, under our LTI Cash Program: Mr. Helmick, $122,376, $118,250, and $90,816; Mr. Culp, $81,355, $46,418 and $35,649; Mr. Shaffer, $26,678 and $25,964 (for 2021 and 2020); Ms. Soukenik, $22,750, $21,750 and $16,704; and Mr. Wenick, $43,748 (for 2021).

(3)	Amounts shown reflect the 2021 earnings/(losses) for each named executive officer participating in our Nonqualified Plan.
(4)

Amount includes: (i) $8,700 in matching contributions by the Company into Mr. Helmick’s 401(k) Plan account, (ii) $2,774 in group term life insurance expense, (iii) $12,205 in country club dues, and (iv) $47,067 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(5)

Amount includes: (i) $8,700 in matching contributions by the Company into Mr. Culp’s 401(k) Plan account, (ii) $2,734 in group term life insurance expense, (iii) $1,363 in country club dues, and (iv) $16,279 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(6)

Mr. Adair was appointed Executive Vice President of Finance of Farmers Bank effective June 21, 2021 and assumed the role of Executive Vice President and Chief Financial Officer of Farmers Bank and the Company on August 15, 2021.

(7)

Amount includes: (i) $3,418 in matching contributions by the Company into Mr. Adair’s 401(k) Plan account, (ii) $1,261 in group term life insurance expense, and (iii) $3,680 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(8)

Amount includes: (i) $8,700 in matching contributions by the Company into Mr. Shaffer’s 401(k) Plan account, (ii) $2,412 in group term life insurance expense, (iii) $5,383 in country club dues, and (iv) $3,390 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(9)

Amount includes: (i) $8,700 in matching contributions by the Company into Ms. Soukenik’s 401(k) Plan account, (ii) $2,290 in group term life insurance expense, and (iii) $10,272 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

(10)

Amount includes: (i) $6,300 in matching contributions by the Company into Mr. Wenick’s 401(k) Plan account, (ii) $2,675 in group term life insurance expense, (iii) $6,617 in country club dues, and (iv) $13,314 in Nonqualified Deferred Compensation Plan account matching contributions and discretionary contributions.

2021 Grants of Plan Based Awards

				Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)
Kevin J. Helmick	2/22/2021	(1)	2/22/2021	$98,600	$197,200	$295,800
	2/22/2021	(2)	2/22/2021	$13,035	$65,175	$130,350
	2/22/2021	(3)	2/22/2021				1,890	9,452	18,904		$133,179
	2/22/2021	(4)	2/22/2021							4,726	$66,589

Carl D. Culp	2/22/2021	(1)	2/22/2021	$46,375	$92,750	$139,125
	2/22/2021	(2)	2/22/2021	$5,679	$28,393	$56,786
	2/22/2021	(3)	2/22/2021				824	4,118	8,235		$58,023
	2/22/2021	(4)	2/22/2021							2,059	$29,011

Troy Adair	7/14/2021	(1)	7/14/2021	$42,000	$84,000	$126,000
	7/14/2021	(2)	7/14/2021	$4,800	$24,000	$48,000
	7/14/2021	(3)	7/14/2021				600	2,998	5,996		$45,600
	7/14/2021	(4)	7/14/2021							1,499	$22,800
	6/21/2021	(5)	6/21/2021							5,000	$86,350

Timothy F. Shaffer	2/22/2021	(1)	2/22/2021	$39,375	$78,750	$118,125
	2/22/2021	(2)	2/22/2021	$3,938	$19,688	$39,376
	2/22/2021	(3)	2/22/2021				571	2,854	5,708		$40,213
	2/22/2021	(4)	2/22/2021							1,427	$20,106

Amber Wallace Soukenik	2/22/2021	(1)	2/22/2021	$35,000	$70,000	$105,000
	2/22/2021	(2)	2/22/2021	$2,885	$14,426	$28,852
	2/22/2021	(3)	2/22/2021				418	2,092	4,184		$29,476
	2/22/2021	(4)	2/22/2021							1,046	$14,738

Mark Wenick	2/22/2021	(1)	2/22/2021	$46,012	$92,025	$138,037
	2/22/2021	(2)	2/22/2021	$44,493	$22,465	$44,930
	2/22/2021	(3)	2/22/2021				652	3,258	6,516		$45,905
	2/22/2021	(4)	2/22/2021							1,629	$22,953

(1)

Potential levels of bonus payments under the Annual Incentive Plan with respect to 2021 performance. Further discussion of the Annual Incentive Plan and the potential payouts to participants in that plan is contained under “2021 Named Executive Officers Compensation – Annual Incentive Plan” beginning on page 34 of this proxy statement. The amounts actually earned and paid with respect to 2021 are included in the “Non-Equity Incentive Plan Compensation” column (g) of the Summary Compensation Table on page 46 of this proxy statement.

(2)

Performance-based cash awards under the LTI Cash Program with payouts on the third anniversary of the award grant date determined by our TSR performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2023, at a 25% weighting of each executive officer’s total long-term incentive compensation opportunity. Further discussion of the LTI Cash Program and the potential award payouts to participants in that plan is contained under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38 of this proxy statement.

(3)

Performance-based equity awards under the 2017 Equity Incentive Plan with vesting on the third anniversary of the award grant date (with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and February 22, 2024 with respect to the award granted to Mr. Adair) determined by our average ROE performance relative to the average of a group of peer companies over a three-year period ending on December 31, 2023, at a 50% weighting of each executive officer’s total long-term incentive compensation target opportunity. The grant date fair value of these performance shares was computed using the target level award in column (g) and a grant date fair value on the date of grant of $14.09, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $15.21, with respect to the award granted to Mr. Adair (although the number of shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-day period preceding the grant date, which was $13.79 per share, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $16.01, with respect to the award granted to Mr. Adair). Further discussion of the 2017 Equity Incentive Plan and the terms and conditions of vesting of performance-based awards issued to participants in that plan is contained under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38 of this proxy statement.
(4)

Service-based equity awards of restricted stock under the 2017 Equity Incentive Plan which vest on the third anniversary of the award grant date (with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and February 22, 2024 with respect to the award granted to Mr. Adair) conditioned on continued employment though such anniversary. The grant date fair value of such awards was calculated using the closing price of our Common Shares on the date of grant of $14.09 per share, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $15.21, with respect to the award granted to Mr. Adair (although the number of shares granted at the target levels of value for these awards was determined using the average closing price of our Common Shares for the 30-calendar day period preceding the grant date, which was $13.79 per share, with respect to awards granted to Messrs. Helmick, Culp, Shaffer and Wenick and Ms. Soukenik and $16.01, with respect to the awards granted to Mr. Adair). Further discussion of the 2017 Equity Incentive Plan and the terms and conditions of vesting of performance-based awards issued to participants in that plan is contained under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38 of this proxy statement.

(5)

In connection with Mr. Adair’s appointment effective June 21, 2021, he received a one-time award of 5,000 shares of restricted stock under the 2017 Equity Incentive Plan which vests on the second anniversary of the award grant date conditioned on continued employment though such anniversary. The grant date fair value of such award was calculated using the closing price of our Common Shares on the date of grant of $17.27 per share.

2021 Named Executive Officer Compensation Components

The primary elements of each executive officer’s total compensation reported in the Summary Compensation Table are the executive officer’s base salary, annual incentive bonus, and long-term incentive compensation. Each executive officer also received certain other benefits as listed in the “All Other Compensation” column.

Base Salary

In 2021, the Compensation Committee continued to implement its base salary positioning philosophy of seeking to establish executive officer base salaries at or near the 50th percentile of our peer group banks. Base salary increases to our named executive officers in 2021 were consistent generally with baseline increases approved for all employees, except where further adjustments were warranted based on outstanding or poor personal performance or peer market median alignment. Each named executive officer’s base salary is reviewed annually and is subject to adjustments based upon our financial performance, individual performance and our overall compensation philosophy. The Compensation Committee conducts an annual evaluation of the performance of Mr. Helmick in light of specified goals and objectives with input from each independent director. Based on such evaluation and input, the Compensation Committee determines the compensation of Mr. Helmick and discusses its determination with all independent directors. All other executive officers are evaluated on a variety of factors including leadership performance, strategic planning and execution, communication abilities, business knowledge, and awareness and accountability. Based thereon, Mr. Helmick determines whether a base salary increase or decrease is considered to be merited based upon individual performance and presents his base salary adjustment recommendations to the Compensation Committee. As a result of the evaluations by the Compensation Committee of Mr. Helmick, and the recommendations by Mr. Helmick regarding the remaining named executive officers as described above, the following merit-based base salary adjustments were made in 2021: (i) Mr. Helmick received a base salary increase of approximately 4.0% from $474,000 to $493,000; (ii) Mr. Culp received a base salary increase of approximately 5.0% from $252,380 to $265,000; (iii) Mr. Shaffer received a base salary increase of approximately 18.4% from

$190,000 to $225,000; (iv) Ms. Soukenik received a base salary increase of approximately 4.0% from $192,342 to $200,000; and (v) Mr. Wenick received a base salary increase of approximately 2.4% from $256,740 to 262,928. Mr. Adair’s base salary of $240,000 was established upon his appointment as Executive Vice President of Finance of Farmers Bank effective June 21, 2021.

Annual Incentive Plan

Our Annual Incentive Plan provides certain of our executive officers and non-executive employees the opportunity to receive annual cash incentive payments based upon achievement of certain corporate and individual performance goals. The Annual Incentive Plan is intended to foster superior financial results by providing corporate-wide incentives that reward individual and team effort to achieve specified performance objectives determined for each fiscal year. The 2021 target bonus award opportunities (expressed as a percentage of base salary) and the 2021 bonus targets for each named executive officer under the Annual Incentive Plan are disclosed on page 34 of this proxy statement under “2021 Named Executive Officers Compensation – Annual Incentive Plan.”

Payments under the Annual Incentive Plan are contingent primarily upon the achievement of pre-established performance goals during a fiscal year relating to objective financial metrics established by the Compensation Committee, and secondarily upon the results of a subjective evaluation of each individual executive’s performance. Each of the elements has an assigned weight and each of the objective financial criteria has a specific target or goal for the year. In the event that we (or the individual participant) do not meet the specified goal or target for a particular metric, then no compensation will be paid with respect to that objective portion of the Annual Incentive Plan. The Compensation Committee established a threshold payout of 50% of target opportunity upon attaining a threshold level of the objective metric targets, a target payout of 100% upon attainment of 100% of the objective metric targets, and a maximum payout of 150% of target opportunity upon attaining at or greater than a maximum level of the objective metrics. For performance falling within each of the percentile ranges, payouts are made on an interpolated basis.

In establishing the Annual Incentive Plan’s objective metrics and targets for 2021, the Compensation Committee utilized the Company’s budgeting model to set the performance at levels that were determined to be achievable with strong management performance. All named executive officers were allocated certain weightings of the following three core corporate financial measures: earnings per share, efficiency ratio, and return on average assets. Those were the sole objective performance criteria allocated to Messrs. Helmick, Culp and Adair. The named executive officers other than Messrs. Helmick, Culp and Adair had significant additional objective metrics based on their specific areas of responsibility and oversight. Finally, in addition to the objective performance metrics, a subjective metric was included for each of the named executive officers, with a weighting of 20% of the total bonus opportunity for Messrs. Helmick, Culp and Adair and a weighting of 15% for Mr. Shaffer, 10% for Ms. Soukenik, and 25% for Mr. Wenick. The objective performance metrics, weightings, targets and percentage payouts based on actual performance for each of our named executive officers under the Annual Incentive Plan in 2021 is set forth in detail in the tables beginning on page 34 of this proxy statement under “2021 Named Executive Officers Compensation – Annual Incentive Plan.”

Payouts under the subjective element for each named executive officer were based on evaluations of overall job performance during 2021 using an extensive performance review scorecard for each executive. For each named executive officer other than Mr. Helmick, the scorecards were completed by Mr. Helmick and provided the basis of his recommendations to the Compensation Committee for the subjective portion of the executive’s bonus for 2021. For Mr. Helmick, each member of the Board of Directors completed a scorecard which were reviewed by the Compensation Committee in reaching a determination with respect to the subjective element of Mr. Helmick’s 2021 annual bonus. Based upon such reviews, the Compensation Committee approved the following percentage payouts with respect to the subjective element of the total bonus opportunity for 2021: (i) Mr. Helmick, 150% of the possible 20% weighting; (ii) Mr. Culp, 150% of the possible 20% weighting; (iii) Mr. Adair, 150% of the possible 20% weighting; (iv) Mr. Shaffer, 150% of the possible 15% weighting; (v) Ms. Soukenik, 150% of the possible 10% weighting; (vi) Mr. Wenick, 150% of the possible 25% weighting.

Finally, the Compensation Committee includes a circuit breaker in the Annual Incentive Plan based on our “Texas ratio” for the year, determined by dividing the amount of Farmers Bank’s non-performing loans, other real estate owned and loans delinquent for more than 90 days, by Farmers Bank’s tangible capital equity plus its loan loss reserves. If this ratio exceeds 15% for the year, no bonuses are payable under the Annual Incentive Plan. Farmers’ Texas ratio for 2021 was approximately 4%, well below this circuit breaker level. The Compensation Committee believes that the use of a circuit breaker as part of our annual bonus program helps maintain minimum levels of safety and soundness of our institution while seeking to provide appropriate near-term incentives for achieving superior financial performance objectives.

As a result of the performance of Farmers with respect to the above-described objective metrics and each named executive officer’s individual performance evaluations, the Compensation Committee awarded the following payouts with respect to 2021 performance under the Annual Incentive Plan:

Named Executive Officer	Amount Earned under Annual Incentive Plan for 2021	Payout as a Percentage of Target Opportunity for 2021
Kevin J. Helmick	$295,800	150%
Carl D. Culp(1)	$92,750	150%
Troy Adair(2)	$73,500	150%
Timothy F. Shaffer	$110,250	140%
Amber Wallace Soukenik	$98,000	140%
Mark Wenick	$126,785	138%

(1)	Mr. Culp’s award earned was prorated to reflect his period of employment and retirement effective August 15, 2021.
(2)	Mr. Adair’s award earned was prorated to reflect his period of employment during 2021.

Long-Term Incentive Compensation

In 2021, the Compensation Committee approved the issuance to our named executive officers of (i) service-based long-term incentive awards, (ii) performance-based long-term equity incentive awards, and (iii) performance-based long-term cash incentive awards, under both our 2017 Equity Incentive Plan and our LTI Cash Program, the amounts of which are set forth in the 2021 Grants of Plan Based Awards table located on page 48 of this proxy statement. The amounts of these long-term equity incentive awards and those granted in 2019 and 2018 are set forth below in the Outstanding Equity Awards at Year-End table.

A detailed discussion of the vesting criteria and other terms and conditions for such all long-term incentive plan awards is included under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38 of this proxy statement.

2021 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kevin J. Helmick						13,211	(3)	$245,064	18,902	(4)	$350,632
									15,813	(5)	$293,331
									18,130	(6)	$336,312
Carl D. Culp						5,798	(7)	$107,553	8,235	(4)	$152,759
									6,956	(5)	$129,034
									8,000	(6)	$148,400
Troy Adair						6,499	(8)	$120,556	5,996	(4)	$111,226
Timothy F. Shaffer						3,412	(9)	$63,293	5,710	(4)	$105,921
									3,988	(5)	$73,977
									3,952	(6)	$73,310
Amber Wallace Soukenik						2,767	(10)	$51,328	4,184	(4)	$77,613
									3,514	(5)	$65,185
									3,370	(6)	$62,514
Mark Wenick						3,249	(11)	$60,269	6,516	(4)	$120,872
									6,481	(6)	$120,223

(1)	Market value computed using $18.55, the closing price of our Common Shares on December 31, 2021.
(2)	Unearned equity awards are presented based on achievement of maximum performance goals and maximum number of shares issuable with respect to vesting thereof.
(3)

Awards of service-based restricted shares under our 2017 Equity Incentive Plan which are subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 4,532 on February 20, 2022; (ii) 3,953 on February 18, 2023; and (iii) 4,726 on February 22, 2024.

(4)

Performance-based awards granted during 2021 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 22, 2024, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2023, as described in greater detail under “2021 Named Executive Officers Compensation – Long-Term Incentive Compensation Plans” beginning on page 38 of this proxy statement. Any performance awards that do not vest on February 22, 2024 will be forfeited.

(5)

Performance-based awards granted during 2020 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 18, 2023, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2022. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 85th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 18, 2023 will be forfeited.

(6)

Performance-based awards granted during 2019 under our 2017 Equity Incentive Plan that are to vest, if at all, on February 20, 2021, based upon the performance of our average ROE relative to the average of a peer group of similar companies during the Performance Period ending December 31, 2021. No awards will vest if our performance falls below the 25th percentile or threshold level, 10% will vest if performance is at the 25th percentile, 50% will vest if performance is at the 50th percentile, and 100% will vest if performance is at the 85th percentile or above. For performance falling within each of these percentile ranges, payouts and vesting will occur on an interpolated basis. Any performance awards that do not vest on February 20, 2022 will be forfeited.

(7)

Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 2,000 on February 20, 2022; (ii) 1,739 on February 18, 2023; and (iii) 2,059 on February 22, 2024.

(8)	Awards of service-based restricted shares subject to vesting, conditioned on continued employment, as follows: (i) 1,499 on February 22, 2024; and (ii) 5,000 on June 21, 2023.
(9)

Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 988 on February 20, 2022; (ii) 997 on February 18, 2023; and (iii) 1,427 on February 22, 2024.

(10)

Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 843 on February 20, 2022; (ii) 878 on February 18, 2023; and 1,046 on February 22, 2024.

(11)

Awards of service-based restricted shares subject to vesting on the third anniversary of the date of grant, conditioned on continued employment, the vesting of which would occur as follows: (i) 843 on February 20, 2022; and (ii) 1,629 on February 22, 2024.

2021 Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Kevin J. Helmick			20,615	$285,105
Carl D. Culp			8,092	$111,912
Troy Adair			—	—
Timothy F. Shaffer			4,526	$62,595
Amber Wallace Soukenik			3,791	$52,430
Mark Wenick			7,322	$101,263

(1)

Amounts represent number of shares which vested (i) on February 21, 2021 from awards granted during 2018 under our 2017 Equity Incentive Plan based on the performance of Farmers average ROE relative to the average ROE of our peer group of similar companies during the Performance Period ended on December 31, 2021, and (ii) on February 21, 2021 from awards of service-based restricted shares granted during 2018 under our 2017 Equity Incentive Plan conditioned on continued employment through that date.

(2)	Amounts represent value realized upon vesting at the vesting date closing prices of our Common Shares of $13.83 on February 19, 2021.

Summary of Equity Awards Vested in 2021

During 2021, equity awards subject to normal vesting for our named executive officers consisted of performance-based and service-based long-term awards granted in calendar year 2017 which were subject to vesting on the third anniversary of the grant date based on, respectively, our relative average ROE for the three-year performance period ended December 31, 2020 or continued employment. With regard to the performance-based equity awards, 100% vested because our relative average ROE for the three-year performance period ending on December 31, 2020 of 12.83% placed us at the 92nd percentile of our peer group performance for the same period.

2021 Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kevin J. Helmick	$50,000	$47,067	$52,610	—	$532,805
Carl D. Culp(3)	$55,000	$16,279	$22,062	—	$469,930
Troy Adair	—	—	—	—	$613
Timothy F. Shaffer	$10,800	$3,390	$6,429	—	$135,461
Amber Wallace Soukenik	$60,000	$10,272	$1,373	—	$337,816
Mark Wenick	$6,000	$13,314	$1,174	—	$100,283

(1)

Column contains contributions by the Company in the last fiscal year under the Nonqualified Plan. Amounts shown are included in the All Other Compensation column (i) shown in the Summary Compensation Table located on page 46.

(2)

Earnings in this column represent estimated earnings on the Nonqualified Plan, which are based upon participant-directed investment allocations. These amounts are not included in the Summary Compensation Table because they do not constitute above market interest or preferential earnings.

(3)

In connection with his retirement effective August 15, 2021, Mr. Culp is entitled to full distribution of the aggregate balance shown above, with such distributions to be made in accordance with the terms of the Nonqualified Plan.

For a narrative discussion of our Nonqualified Plan, see page 42 of the Compensation Discussion and Analysis.

Employment Agreements, Change in Control Agreements, Executive Separation Policy

Farmers has no written employment agreements with any of our 2021 named executive officers, although certain potential benefits in connection with their employment are governed by an Executive Separation Policy and a Change in Control Agreement, the material terms of which are described below.

Change in Control Agreements

Farmers has entered into Change in Control Agreements with each of its executive officers, including as of December 31, 2021, all of the current named executive officers. Due to his retirement, Mr. Culp is not eligible to receive any benefits in the event of a Change in Control.

In the event that an executive officer’s employment is terminated by Farmers other than for Cause or by the executive for Good Reason during the six-month period commencing prior to a Change in Control (all as defined in the Change in Control Agreement) or the 12-month period thereafter, the executive would be eligible to receive the benefits set forth in the Change in Control Agreement. Those benefits included (i) a payment equal to a multiple of the executive’s annual base salary (three times for Mr. Helmick, two times for Mr. Adair and Mr. Wenick, and one time for Mr. Shaffer and Ms. Soukenik); (ii) a payment equal to a multiple of the average of the annual incentive bonus paid to the executive in the three years preceding termination (three times for Mr. Helmick and one time for Mr. Adair, Mr. Shaffer, Ms. Soukenik and Mr. Wenick); (iii) a pro rata incentive bonus payment for the year of termination which assumes that performance has been attained at the “target” level for each executive; (iv) a payment equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating for a period of months (36 for Mr. Helmick, 24 for Mr. Adair and Mr. Wenick, or 12 for Mr. Shaffer and Ms. Soukenik); and (v) for Messrs. Helmick, Adair and Wenick, a payment of $20,000 for outplacement services.

Each of the Change in Control Agreements provide for a “cut-back” in the event of any excise tax under Section 280G of the Code, such that the benefits payable to the executive would be reduced to $1.00 less than the amount that causes the payments to be treated as parachute payments under Section 280G of the Code; provided, however, that no reduction will occur if, on an after-tax basis in each case and taking into account all federal, state and local taxes (including any excise tax), the executive would receive a greater amount if no reduction had occurred, thus providing the “best net effect” to the executive.

In order to receive the benefits described above, the executive would be required to execute a general release in favor of Farmers and must also (i) comply with covenants prohibiting the solicitation of customers and employees (for a period of 36 months for Mr. Helmick, 24 months for Messrs. Adair and Wenick, and 12 months for Mr. Shaffer and Ms. Soukenik); (ii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iii) comply with non-disparagement provisions.

Executive Separation Policy

Farmers has adopted an Executive Separation Policy which applies to our Chief Executive Officer and President, Executive Vice President – Chief Financial Officer, Executive Vice President – Chief Credit Officer, Executive Vice President – Chief Retail and Marketing Officer and such other persons as may be designated annually by the Board of Directors, including currently our Executive Vice President, Chief Wealth Management Officer, among other executive officers (collectively, the “Covered Executives”). Accordingly, each of our named executive officers, other than Mr. Culp, is a Covered Executive and participates in the Executive Separation Policy.

In the event that a Covered Executive’s employment is terminated by Farmers for Cause or by the Covered Executive without Good Reason (each as defined in the Executive Separation Policy), then the Covered Executive would be entitled to receive (i) all earned but unpaid compensation for time worked through the date of termination; and (ii) any rights and benefits, if any, as may be provided under other plans and programs of Farmers, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (collectively, the “Accrued Obligations”).

If the Covered Executives employment is terminated by Farmers without Cause or by the Covered Executive with Good Reason, then, in addition to the Accrued Obligations, the Covered Executive would be eligible to receive, upon execution of a release and acceptance of additional restrictive covenants, the following: (i) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik; (ii) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (iii) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik); and (iv) a lump sum payment in an amount not to exceed

$10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik) for reasonable outplacement services for up to one year by a firm selected by Farmers.

The Executive Separation Policy defines “Good Reason” to include any of the following: (a) a reduction in a Covered Executive’s annual base salary rate, unless such reduction generally applies to other Covered Executives regardless of the reason(s) therefor; (b) a substantial diminution in a Covered Executive’s duties, authorities or responsibilities; or (3) the relocation of a Covered Executive’s principal place of employment with the Company that meets certain conditions in the Executive Separation Policy. The Executive Separation Policy defines “Cause” to mean (a) the willful or negligent failure by the Covered Executive to substantially perform his or her duties with the Company and, after written notification by the Company to the Covered Executive, the continued failure of the Covered Executive to substantially perform such duties; (b) the willful or negligent engagement by the Covered Executive in conduct which is demonstrably and materially injurious to the Company, financially or otherwise; (c) action or inaction by the Covered Executive that constitutes a breach of a fiduciary duty with respect to the Company or any of its subsidiaries; (d) the violation of any material written policy, rule or regulation of the Company; or (e) the Covered Executive’s material breach of any agreement in respect of confidentiality with the Company, whether or not entered into after the effective date of the Executive Separation Policy.

In order to receive any payments pursuant to the Executive Separation Policy (other than the Accrued Obligations), the Covered Executive would be required to execute a general release in favor of Farmers and must also (i) comply with a non-competition covenant for 12 months; (ii) comply with covenants prohibiting the solicitation of customers and employees for a period of time equal to 24 months for Mr. Helmick or 18-months for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik); (iii) maintain the confidentiality of Farmers’ proprietary and confidential information and (iv) comply with non-disparagement provisions. Failure to abide by these conditions requires the Covered Executive to return to Farmers, within 10 days after request by Farmers, any amounts Farmers has paid to the Covered Executive under the Executive Separation Policy (other than the Accrued Obligations).

In the event that a Covered Executive is terminated under circumstances that would entitle him or her to payment under a Change in Control Agreement, then the terms of the Change in Control Agreement will be controlling and the Covered Executive would not be entitled to benefits under the Executive Separation Policy.

Potential Payments Upon Termination or Change in Control

The following table summarizes potential amounts payable to each named executive officer under various termination scenarios including those provided pursuant to the terms of the Executive Separation Policy and Change in Control Agreements described in the section titled “EXECUTIVE COMPENSATION AND OTHER INFORMATION —   Employment Agreements, Change in Control Agreements, Executive Separation Policy” beginning on page 54 of this proxy statement. The figures in the table assume termination occurring on December 31, 2021.

2021 Potential Payments Upon Termination or Change in Control

Compensation Components	Death or Disability(1)	Voluntary Termination without Good Reason or Involuntary Termination for Cause(2)	Voluntary Termination with Good Reason or Involuntary Termination without Cause(3)	Voluntary Termination with Good Reason or Involuntary Termination without Cause upon Change in Control(4)	Retirement
Kevin J. Helmick
Severance Pay	—	—	$1,479,000	$1,479,000	—
Benefits	—	—	$49,248	$49,248	—
Annual Incentive Plan	$197,200	—	$197,200	$948,096	—
Long-term Incentive Plans(5)	$694,515	—	$245,064	$924,814	—
Nonqualified Plan	$553,805	$553,805	$553,805	$553,805	—

Total	$1,445,520	$553,805	$2,524,317	$3,954,963	—

Carl D. Culp(6)
Severance Pay	—	—	—	—	—
Benefits	—	—	—	—	—
Annual Incentive Plan	—	—	—	—	$92,750
Long-term Incentive Plans(7)	—	—	—	—	$226,062
Nonqualified Plan	—	—	—	—	$469,930

Total	—	—	—	—	$788,742

Troy Adair
Severance Pay	—	—	$360,000	$480,000	—
Benefits	—	—	$15,660	$20,880	—
Annual Incentive Plan	$84,000	—	$84,000	$84,000	—
Long-term Incentive Plans(5)	$54,344	—	$27,806	$107,419	—
Nonqualified Plan	$613	$613	$613	$613	—

Total	$138,957	$613	$488,079	$692,912	—

Timothy F. Shaffer
Severance Pay	—	—	$225,000	$225,000	—
Benefits	—	—	$9,421	$9,421	—
Annual Incentive Plan	$78,750	—	$78,750	$159,758	—
Long-term Incentive Plans(5)	$172,796	—	$63,293	$238,875	—
Nonqualified Plan	$135,461	$135,461	$135,461	$135,461	—

Total	$387,007	$135,461	$511,924	$768,515	—

Amber Wallace Soukenik
Severance Pay	—	—	$200,000	$200,000	—
Benefits	—	—	$9,324	$9,324	—
Annual Incentive Plan	$70,000	—	$70,000	$152,034	—
Long-term Incentive Plans(5)	$142,801	—	$51,328	$193,839	—
Nonqualified Plan	$337,816	$337,816	$337,816	$337,816	—

Total	$550,617	$337,816	$668,468	$893,013	—

Mark Wenick
Severance Pay	—	—	$394,392	$525,856	—
Benefits	—	—	$13,731	$18,308	—
Annual Incentive Plan	$92,024	—	$92,024	$197,357	—
Long-term Incentive Plans(5)	$169,888	—	$60,269	$225,155	—
Nonqualified Plan	$100,283	$100,283	$100,283	$100,283	—

Total	$362,195	$100,283	$660,699	$1,066,960	—

(1)

No severance benefits are provided upon a named executive officer’s death or disability other than (i) payment of the target amount under our Annual Incentive Plan, (ii) vesting of long-term incentive plan awards, and (iii) amounts vested under our Nonqualified Plan. All outstanding service-based awards fully vest upon death or disability. A pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest upon death or disability, but are settled only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of this calculation, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at their target levels of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2021 of $18.55.

(2)

Our Executive Separation Policy provides the participating executives with the following benefits as a result of a voluntary termination without Good Reason or an involuntary termination by Farmers Bank for Cause (each as defined in the Executive Separation Policy): (a) their Accrued Obligations; and (b) any rights and benefits, if any, provided under plans and programs of the Company, determined in accordance with the applicable terms and provisions of such plans and programs, including, without limitation, earned but unused vacation (however the table assumes that the executives would receive no benefit for unused paid time off as of December 31, 2021, as unused paid time off cannot be carried over from one year to the next).

(3)

Our Executive Separation Policy generally provides the Covered Executives the following benefits as a result of a termination by the Company without Cause or by the Covered Executives for Good Reason: (a) the Accrued Obligations, (b) a lump sum equal to 36-months’ salary for Mr. Helmick or 18-months’ salary for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik; (c) a pro rata incentive bonus in a lump sum equal to the bonus the Covered Executive would have earned (assuming performance at the “target” level); (d) a lump sum amount equal to the monthly COBRA premium payable by the Covered Executive to continue to receive health benefits at a level similar to which the Covered Executive and his or her spouse and dependents were receiving multiplied by 36 (for Mr. Helmick) or 18 (for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik); and (e) a lump sum payment in an amount not to exceed $10,000 (for Mr. Helmick) or $7,500 (for Messrs. Adair, Shaffer, Wenick and Ms. Soukenik) for reasonable outplacement services for up to one year by a firm selected by Farmers. All outstanding service-based awards fully vest (calculated using the closing price of our Common Shares on December 31, 2021 of $18.55, and all outstanding performance-based awards are forfeited. Because termination is assumed for purposes of the table to have occurred on December 31, 2021, the annual incentive benefit payable to the executives is a full year bonus at the “target” level and not a pro rata portion of that annual incentive benefit. The table also assumes that the executives would receive no benefit for unused paid time off as of December 31, 2021, as unused paid time off cannot be carried over from one year to the next.

(4)

The Change in Control Agreements with our named executive officers provide for the following payments if employment is terminated by the Company other than for Cause or by the executive for Good Reason (as each defined in the Change in Control Agreements): (a) a payment in an amount equal to the executive’s annual base salary multiplied by three for Mr. Helmick, two times for Mr. Adair, or one for Mr. Shaffer and Ms. Soukenik and all other executive officers; (b) a lump sum amount equal to the average of the annual incentive bonus paid to the executive in the three years preceding termination multiplied by three for Mr. Helmick, two times for Mr. Adair and one time for Messrs. Shaffer and Wenick and Ms. Soukenik and all other executive officers; (c) a pro rata incentive bonus of the year of termination (assuming performance had been attained at the “target” level); (d) a lump sum payment in an amount equal to the monthly COBRA premium payable by the executive to continue to receive health benefits at a level similar to which the executive and his spouse and dependents were participating multiplied by 36 for Mr. Helmick, 24 for Messrs. Adair and Wenick, or 12 for Mr. Shaffer and Ms. Soukenik and all other executive officers; and (e) a lump sum of $20,000 for outplacement services for Messrs. Helmick and Adair. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2021 of $18.55.

(5)

Upon death or disability (i) all outstanding service-based awards fully vest, and (ii) a pro rata portion of outstanding performance-based awards, both cash- and equity-based, vest subject to settlement only at the end of the normal vesting period and only to the extent determined by the performance criteria over the performance period. For purposes of these calculations, it was assumed that the pro rata amount of outstanding performance-based long-term incentive awards would vest at target levels of performance. Upon voluntary termination without Good Reason or involuntary termination for Cause, all outstanding long-term incentive awards are forfeited. Upon voluntary termination with Good Reason or involuntary termination without Cause (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based awards are forfeited. Upon a voluntary termination for Good Reason or an involuntary termination without Cause within two years following a Change in Control, (i) all outstanding service-based awards fully vest, and (ii) all outstanding performance-based long-term incentive awards vest and are settled at the “target” level of performance. The value of all equity awards for these purposes was calculated using the closing price of our Common Shares on December 31, 2021 of $18.55.

(6)	Values for Mr. Culp reflect amounts received with respect to Mr. Culp’s retirement effective August 15, 2021.
(7)

Value includes Mr. Culp’s (i) long-term performance based equity awards granted in 2019, 2020 and 2021 under the 2017 Equity Incentive Plan, which vested on a pro rata basis upon his retirement effective August 15, 2021, based on Farmers’ actual performance determined as of June 30, 2021, (ii) long-term service-based equity awards granted in 2019, 2020 and 2021 under the 2017 Equity Incentive Plan, which vested on a pro rata basis upon his retirement effective August 15, 2021, based on Farmers’ actual performance determined as of June 30, 2021, and (iii) 2021 long-term incentive award granted under the LTI Cash Program, which vested on a pro rata basis effective August 15, 2021. The value of Mr. Culp’s 2019 long-term performance and service-based equity awards was calculated using the closing price of our Common Shares on August 13, 2021 of $15.86.

EQUITY COMPENSATION PLAN INFORMATION

Our 2017 Equity Incentive plan authorized the Company to issue up to 800,000 of Common Shares to our employees and non-employee directors in exchange for consideration in the form of goods or services. Information on awards outstanding under such plans as of December 31, 2021, is set forth below:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders	79,494	—	269,875
Equity compensation plans not approved by security holders	N/A	—	—
Total	79,494	—	269,875

(1)

Amount represents awards of performance-based shares granted pursuant to the 2017 Equity Incentive Plan, the vesting of which is contingent upon corporate performance measured by evaluating our average ROE relative to the average ROE of a peer group of financial institutions during the applicable three-year performance period commencing in the year of grant. Amount does not include outstanding awards of service-based restricted shares totaling 99,564, which are subject to vesting within the third anniversaries of the grant dates, conditioned upon continued employment of the participants on such anniversary dates.

(2)	The weighted average exercise price is not determinable for the awards of performance-based shares described in footnote (1).
(3)	Amount represents shares available for future issuance under the 2017 Equity Incentive Plan.

2021 DIRECTOR COMPENSATION

The following table sets forth compensation information on each of Farmers’ non-employee directors. Directors who are employees of Farmers do not receive additional compensation for services as a director. For additional description of our director compensation, see Other Elements of Our Executive Compensation Programs – Director Compensation on page 44 of the Compensation Discussion and Analysis.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)
Gregory C. Bestic	$67,100	—	$67,100
Anne Frederick Crawford	$52,500	—	$52,500
Neil J. Kaback	$8,750	—	$8,750
Ralph D. Macali	$52,500	—	$52,500
Frank J. Monaco	$21,875	—	$21,875
Terry A. Moore	$57,500	—	$57,500
Edward W. Muransky	$52,500	—	$52,500
David Z. Paull	$74,833	—	$74,833
James R. Smail	$101,100	—	$101,100
Richard B. Thompson	$8,750	—	$8,750

(1)

Amounts reflect all fees paid in cash during 2021 for services as a director, including the following amounts paid to directors with additional duties: (i) $25,000 for the independent Board Chair; (ii) $20,000 for the independent Board Vice Chair from January 1, 2021 through April 30, 2021 and $10,000 from May 1, 2021 through December 31, 2021; (iii) $10,000 for the chair of the Executive Committee; and (iv) $5,000 for all other committee chairs. Amounts for Messrs. Smail and Bestic include $18,600 and $9,600, respectively, in fees for their service on the Board of Directors of Farmers Trust Company, a subsidiary of Farmers. The amount for Mr. Paull includes $4,000 in fees for his service on the Board of Directors of National Associates, Inc., a subsidiary of Farmers Trust Company. The fees for service as director were prorated for Messrs. Kaback, Monaco and Thompson based on their period of service during 2021.

CEO PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Commission regulations adopted under the Dodd-Frank Act, we are required to calculate and disclose the ratio of the annual total compensation of our chief executive officer, Mr. Helmick, compared to the total annual compensation of our employee whose compensation represents the median compensation of all employees other than Mr. Helmick.

To identify such “median employee” we added the salary paid to each employee (other than Mr. Helmick) during 2021 plus all other compensation paid to each employee for services rendered during 2021, to arrive at total compensation paid to each employee with respect to 2021. We used the amount of salary paid during 2021, rather than salary paid for services rendered during 2021 regardless of when actually paid, for purposes of identifying the median employee. We calculated the compensation of each of our employees who was employed by the Company as of December 31, 2021. The compensation of full-time, permanent employees who were hired after January 1, 2021 was annualized. The compensation of part-time, temporary and seasonal employees was not adjusted to a full-time or full-year equivalent. We included for each employee all forms of compensation that were paid to that employee during 2021, including, as applicable, the following:

•	Base salary or wages, including overtime

•	Bonuses

•	Grants of time-based long-term incentive compensation awards

•	Other incentive compensation, including vesting of performance-based long-term incentive compensation awards

•	Service awards for years of service to Farmers

•	Christmas gifts

•	401(k) plan matching contributions

•	Nonqualified deferred compensation

•	Nonqualified executive retirement compensation

•	Health insurance premiums

•	Group term life insurance, AD&D, and long-term and short-term disability premiums

After calculating each employee’s annual total compensation, we ranked the annual total compensation of all employees other than Mr. Helmick from lowest to highest and identified the middle employee in the list as the median employee. We then calculated the annual total compensation of both Mr. Helmick and such median employee for the 2021 calendar year in a manner consistent with the rules for determining amounts disclosed in the Summary Compensation Table located on page 46. The calculations yielded the following results:

Annual total compensation of Mr. Helmick	$1,223,791
The median employee’s annual total compensation	$55,069
The ratio of Mr. Helmick’s annual total compensation to the median employee’s annual total compensation	22.22:1

The Compensation Committee believes our compensation program must be equitable to all employees to motivate our employees to perform in manners that enhance shareholder value. We will continue to monitor the relationship of the compensation of our executive officers, including our chief executive officer, to the compensation of non-executive employees.

PROPOSAL TWO — ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, Farmers is providing shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the following resolution relative to the compensation of the Company’s named executive officers:

“RESOLVED, that the shareholders approve the compensation of Farmers’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

As described in the “Compensation Discussion and Analysis” section of this proxy statement, the Board of Directors believes that Farmers’ compensation policies and procedures are aligned with Farmers’ short-term goals and long-term success. The Board of Directors believes that its pay-for-performance philosophy and objectively-driven incentive-based compensation opportunities are designed to both be competitive with opportunities offered by similarly situated financial institutions and to attract, retain and motivate the key executives directly responsible for our continued success. At the Company’s 2021 Annual Meeting of Shareholders, our shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with approximately 93% of the Common Shares represented by shareholders present in person or represented by proxy voting for approval. The Compensation Committee evaluated the results of this supportive advisory vote, together with the other factors and data discussed in the Compensation and Discussion Analysis, in determining executive compensation policies, making executive compensation decisions, and continuing implementation of its compensation philosophy and objectives.

Please read the “Compensation Discussion and Analysis” and “Executive Compensation and Other Information” sections of this proxy statement, including the tables and related narratives, for additional details about our executive compensation philosophy and programs, including information about the calendar year 2021 compensation of the Company’s named executive officers.

Vote Required and Board of Directors’ Recommendation

This Proposal Two to approve the resolution regarding the compensation of Farmers’ named executive officers requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote at the Annual Meeting. Accordingly, broker non-votes will not be relevant to the outcome. Abstentions will be counted as present and entitled to vote for purposes of Proposal Two and, thus, will have the same effect as a vote against Proposal Two. Because this vote is advisory, it will not be binding on Farmers or the Board of Directors; however, the Board of Directors and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Management is responsible for Farmers’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Farmers’ consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Committee Chair, as representative of the Committee, discusses the interim financial information contained in quarterly earnings announcements with both management and the independent registered public accounting firm prior to public release. The Audit Committee also recommends to the Board of Directors the selection of Farmers’ independent registered public accounting firm and must pre-approve all services provided.

NASDAQ rules require each member of the Audit Committee to be able to read and understand financial statements. The Company believes that each member of the Audit Committee as constituted satisfies this requirement. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm, although each member of the Audit Committee has the authority to engage and determine funding for independent advisors as deemed necessary. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Farmers’ financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent.”

In this context, the Audit Committee met and held discussions with Farmers’ management, who represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the consolidated financial statements with both management and Farmers’ independent registered public accounting firm for the year ended December 31, 2021, CliftonLarsonAllen LLP (“CLA”). The Audit Committee also discussed with CLA matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) 1301 (previously AS No. 16). CLA provided to the Audit Committee written disclosures pursuant to Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with CLA any relationships with or services to Farmers or its subsidiaries that may impact the objectivity and independence of CLA, and the Audit Committee has satisfied itself as to CLA’s independence.

Based upon the Audit Committee’s discussion with management and CLA, and the Committee’s review of the representation of management and the report of CLA to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2021 be included in Farmers’ Annual Report on Form 10-K filed with the Commission.

The Audit Committee:

Gregory C. Bestic, Chair

Ralph D. Macali

Edward W. Muransky

Frank J. Monaco

Neil J. Kaback

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation and approval of the Audit Committee of the Board of Directors and the approval by the Board of Directors, the Company has selected CliftonLarsonAllen LLP (“CLA”) to act as the independent registered public accounting firm to examine Farmers’ books, records and accounts and those of its subsidiaries for the year ending December 31, 2022. This appointment is being presented to shareholders for ratification or rejection during the Annual Meeting.

CLA was Farmers’ independent registered public accounting firm for the year ended December 31, 2021, and is considered by the Audit Committee and the Board of Directors to be well qualified. By NASDAQ and Commission rules and regulations, selection of Farmers’ independent registered public accounting firm is the direct responsibility of the Audit Committee. The Board of Directors has determined, however, to seek shareholder ratification of this selection as both a good corporate practice and to provide shareholders an avenue to express their views on this important matter.

The proposal to ratify the appointment of Farmers’ independent registered public accounting firm requires the affirmative vote of the holders of a majority of the Common Shares present (via the live webcast), represented and entitled to vote during the Annual Meeting. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on Proposal Three. Broker non-votes may be counted as votes “For” Proposal Three. Abstentions will be counted as present and entitled to vote for purposes of Proposal Three and thus will have the same effect as a vote against Proposal Three. If shareholders fail to ratify the appointment, the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments of Farmers’ independent registered public accounting firm. Even if the current selection is ratified by shareholders, the Audit Committee reserves the right to terminate the engagement of CLA and appoint a different independent accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

Representatives of CLA will be present (via the live webcast) during the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH RECOMMEND A VOTE “FOR” RATIFICATION OF THE SELECTION OF CLIFTONLARSONALLEN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT YEAR.

Independent Registered Public Accounting Firm Fees

Fees for professional services rendered by CLA for fiscal 2021 and 2020 were as follows:

	2021	2020
Audit Fees	$413,468	$319,163
Audit-Related Fees	—	—
Tax Fees	$31,367	$23,448
All Other Fees	—	—
Total Fees	$444,835	$342,611

Audit Fees consist of fees billed by Farmers’ independent registered public accounting firm for the audit of Farmers’ annual financial statements, the review of financial statements included in the Company’s quarterly reports on Form 10-Q, statutory and subsidiary audits and services provided in connection with regulatory filings during 2021.

Tax Fees represent fees for professional services for tax compliance, tax advice and tax planning.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of CLA and has concluded that it is.

Pre-Approval of Fees

Under applicable Commission rules, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Committee. In addition, any proposed services exceeding pre-approved cost levels require specific Audit Committee pre-approval. The Audit Committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent registered public accounting firm. All of the services related to Audit-Related Fees, Tax Fees or All Other Fees described above were pre-approved by the Audit Committee. The Audit Committee’s pre-approval policy is contained in the Audit Committee Charter, a current copy of which is available at www.farmersbankgroup.com.

PROPOSAL FOUR — ADOPTION AND APPROVAL OF THE FARMERS NATIONAL BANC CORP. 2022 EQUITY INCENTIVE PLAN

Background

On February 22, 2022, the Board of Directors adopted the Farmers National Banc Corp. 2022 Equity Incentive Plan (the “2022 Incentive Plan”), subject to shareholder approval. Farmers is asking its shareholders to approve the 2022 Incentive Plan so that it may utilize equity and performance-based compensation to achieve the Company’s performance, recruiting, retention and incentive goals. Farmers strongly believes that approval of the 2022 Incentive Plan is essential to the Company’s continued success. The Board of Directors and management believe that equity compensation is a valuable tool to attract and retain exceptional personnel, motivate performance and most importantly to help align the interests of Farmers’ employees and directors with the interests of the Company’s shareholders. In addition, the Board of Directors and management believe that equity-based awards are a competitive necessity in the financial services industry, and are essential to recruiting and retaining the individuals needed to successfully execute Farmers’ business plan and continue its strong performance in the future.

By approving the 2022 Incentive Plan, the Compensation Committee will continue to have the ability to grant equity-based incentive compensation, in appropriate amounts, in order to promote executive attraction and retention as well as enhance the long-term alignment between Farmers’ executives and the Company shareholders, with the ultimate goal of increasing shareholder value. If the 2022 Incentive Plan is approved, the Compensation Committee anticipates there will be a sufficient number of Common Shares available for issuance under the 2022 Incentive Plan to provide equity-based incentive compensation in appropriate amounts over the next four years.

Highlights of the 2022 Incentive Plan

The 2022 Incentive Plan authorizes the granting of awards of restricted stock, stock units and share awards, each of which may also be granted as performance-based awards. The 2022 Incentive Plan has been designed to include a number of provisions believed to promote best practices by reinforcing the alignment between equity compensation arrangements and shareholders’ interests. These provisions include the following:

•	Reasonable Share Authorization. The 1,000,000 Common Shares authorized for issuance under the 2022 Incentive Plan represent approximately 2.9% of Farmers’ Common Shares as of March 8, 2022.

•

Only “Full Value” Awards Available for Grant. The 2022 Incentive Plan permits only “full value” awards of restricted stock, stock units and share awards to be granted to participants; no stock options or stock appreciation rights are authorized under the 2022 Incentive Plan.

•

Administration by Independent Directors. The 2022 Incentive Plan will be administered by the Compensation Committee, whose members all satisfy the NASDAQ standards for independence and the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

•	No Liberal Share Counting. The 2022 Incentive Plan prohibits liberal share counting and does not allow any Common Shares withheld for the payment of taxes to again be granted as awards.

•	Minimum Vesting Period. The minimum vesting period for any award issued under the 2022 Incentive Plan is one year, except for a limited number (50,000) of unrestricted share awards.

•

Non-employee Director Participation. Non-employee directors selected by the Committee are eligible to participate in the Plan, however, the maximum aggregate fair market value of Common Shares associated with any award made under the Plan in any calendar year to any one non-employee Director is $100,000.

•

Change in Control Vesting. The 2022 Incentive Plan allows for accelerated vesting of all unvested awards in the event of a change in control, and, if the award is a performance-based award, the award may vest as though the performance objectives were achieved at the “target” level of performance.

Summary Description of the 2022 Incentive Plan

The principal features of the 2022 Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2022 Incentive Plan, which is attached to this proxy statement as Appendix A.

•

Purpose. The purpose of the 2022 Incentive Plan is to promote Farmers’ long-term financial success and increase shareholder value by motivating performance through equity-based incentive compensation. The 2022 Incentive Plan is also intended to encourage participants to acquire ownership interests in Farmers, to attract and retain talented employees and directors and enable participants to participate in the Company’s long-term growth and financial success.

•

Administration. The 2022 Incentive Plan will be administered by the Compensation Committee, which has full power and authority to: (i) interpret the 2022 Incentive Plan and any award agreement issued thereunder; (ii) establish, amend and rescind any rules and regulations relating to the 2022 Incentive Plan; (iii) select participants; (iv) establish the terms and conditions of any award consistent with the terms and conditions of the 2022 Incentive Plan, including when the award may vest; (v) and make any other determinations that it deems necessary or desirable for the administration of the 2022 Incentive Plan. The Compensation Committee may delegate any ministerial duties associated with the 2022 Incentive Plan, other than duties that the Compensation Committee is required to discharge to comply with applicable law, rules or policies, including, without limitation, the provisions of Section 16 of the Exchange Act and the regulations promulgated thereunder.

•

Eligibility. The Compensation Committee may select any employees of Farmers and its affiliates and any non-employee directors of Farmers to receive awards under the 2022 Incentive Plan. However, the maximum aggregate fair market value of shares associated with any award made under the 2022 Incentive Plan in any calendar year to any one non-employee director shall be $100,000. As of March 8, 2022, there were ten non-employee directors of Farmers and approximately 575 employees of the Company and its affiliates who are eligible to receive awards under the 2022 Incentive Plan.

Types of Awards

•

Restricted Stock. Restricted stock consists of an award of Common Shares granted to a participant subject to limitations on transferability and a risk of forfeiture if certain terms and conditions are not met. These terms and conditions may include time- or performance-based restrictions, as determined by the Compensation Committee. Unless otherwise provided in the award agreement, a participant who has been granted restricted stock will have the right to vote the restricted stock during the restriction period and receive dividends with respect to the shares of restricted stock (which will be subject to the same limitations as the restricted stock).

•

Stock Units. Stock units consist of the right to receive a specified number of Common Shares or a cash payment equal to the fair market value of a specified number of Common Shares granted to a participant, subject to a risk of forfeiture if certain terms and conditions are not met. These terms and conditions may include time- or performance-based restrictions, as determined by the Compensation Committee. A participant who has been granted stock units will have no rights to vote the Common Shares underlying the stock units, but may be granted dividend equivalent rights (which will be subject to the same limitations as the related stock units).

•

Share Awards. Share Awards consist of an award of unrestricted Common Shares granted to a participant on terms and conditions as determined by the Compensation Committee. The maximum aggregate number of Share Awards is 50,000 or five percent (5%) of the 1,000,000 total Common Shares eligible for issuance.

•

Performance-Based Awards. Awards of restricted stock and stock units may be granted subject to satisfaction or attainment of performance criteria, which may be applied to individual participants or to groups of participants, and may be based on the results achieved separately or collectively by the individual participant, Farmers, Farmers and one or more affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and measured on an absolute or cumulative basis or measured relative to selected peer companies or a market index. The performance criteria include: (i) revenue; (ii) net earnings or net income (before or after taxes); (iii) earnings per share; (iv) deposit or asset growth; (v) net operating income; (vi) return measures (including return on assets and equity); (vii) fee income; (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) interest spread; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) credit quality; (xiv) efficiency ratio; (xv) market share; (xvi) customer satisfaction; (xvii) asset quality measures; (xviii) net income after cost of capital; (xix) strategic objectives (including branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance); or (xx) such other measures as the Compensation Committee may select from time to time.

Shares Available for Awards

•

Share Pool. Subject to the adjustments discussed below, the aggregate number of Common Shares available for the grant of awards under the 2022 Incentive Plan will be 1,000,000. Common Shares issued under the 2022 Incentive Plan may consist of treasury shares, authorized but unissued shares, or shares purchased in either a private transaction or in the open market.

•

Share Usage. When an award is granted, the number of shares available for issuance under the 2022 Incentive Plan will be reduced by the number of shares subject to such award, although the following shares may be again available for issuance as awards: (i) shares covered by an award that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of shares; (ii) shares covered by an award that, by its terms, is settled only in cash; (iii) shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become participants in the 2022 Incentive Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and Farmers or any of its affiliates; and (iv) Common Shares from awards exercised for or settled in vested and nonforfeitable Common Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. However, Common Shares withheld for payment of taxes will not again be available for issuance as awards.

•

Adjustments. In the event of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Common Shares or any other change affecting the Common Shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to the aggregate number of Common Shares that it may issue under the 2022 Incentive Plan and the number of Common Shares and other terms or limitations applicable to outstanding awards.

•	Share Price. On March 8, 2022, the closing price of Farmers’ Common Shares on NASDAQ was $17.18.

Effect of Termination of Employment or Service

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Death; Disability or Retirement. Except as otherwise specified in the related award agreement, or as subsequently determined by the Compensation Committee, in the event of a participant’s death, disability or retirement, as such terms are defined in the 2022 Incentive Plan, all unvested awards shall vest in full, and, if the award was a performance-based award, as though the applicable performance criteria were achieved at the “target” level of performance.

•	Termination for Cause. If a participant is terminated for cause, as such term is defined in the 2022 Incentive Plan, all awards shall terminate and be forfeited as of the date of termination.

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Other Terminations. The Compensation Committee shall determine the extent to which an award shall vest and the extent to which a participant shall have the right to receive settlement of the award on or following the participant’s termination of employment or service for any reason other than due to the participant’s death, disability, retirement or termination for cause. Such provisions shall be determined in the sole discretion of the Compensation Committee, shall be included in the related award agreement, need not be uniform among all awards granted under the 2022 Incentive Plan and may reflect distinctions based on the reasons for termination.

Change in Control

In the event of a Change in Control, as such term is defined in the 2022 Incentive Plan, the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding awards, including, without limitation: (i) the acceleration of vesting and/or settlement of an award; (ii) the payment of a cash amount in exchange for the cancellation of an award equal to the value of the consideration to be paid in the Change in Control to holders of the same number of Common Shares as the number of Common Shares underlying the award being cancelled, or, if no consideration is paid in the Change in Control, the fair market value of the Common Shares underlying the award being canceled; and/or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the Change in Control.

For purposes of the 2022 Incentive Plan, a Change in Control shall generally mean the occurrence of any of the following:

•

any person (as defined in Act) becomes a direct or indirect beneficial owner of securities of the Company representing more than one-third of the combined voting power of the Company’s then outstanding securities; or

•

the merger or consolidation of the Company with another entity, and as a result of such merger or consolidation, less than two-thirds of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Company; or

•

during any two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors at the beginning of the period.

Except as otherwise provided in the related award agreement, in the event of a Change in Control, all unvested awards shall vest in full, and, if the award was granted subject to the attainment of performance criteria, as though the performance criteria were achieved at the “target” level of performance, at the time of the Change in Control.

Other Terms and Conditions

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Transferability. Except as otherwise provided in a related award agreement, a participant may not sell, dispose of, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution.

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No Rights as a Shareholder. Except as otherwise provided in the 2022 Incentive Plan or in a related award agreement, a participant will not have any rights as a shareholder with respect to Common Shares covered by an award unless and until the participant becomes the record holder of such Common Shares.

•

Effective Date and Term. The 2022 Incentive Plan will become effective upon its approval by the shareholders and, unless earlier terminated, will continue until the tenth anniversary of the date of its approval by the Board of Directors. The termination of the 2022 Incentive Plan shall not preclude compliance with the terms of any awards outstanding on the termination date. After the effective date of the 2022 Incentive Plan, no more grants will be made under the 2017 Equity Incentive Plan.

Amendment or Termination

The Board of Directors or Compensation Committee may amend or terminate the 2022 Incentive Plan at any time, except that no amendment or termination may be made without shareholder approval if: (i) the amendment materially increases the benefits accruing to participants; (ii) the amendment materially increases the aggregate number of Common Shares authorized for grant under the 2022 Incentive Plan, excluding an increase in the number of shares that may be issued as a result of any share dividend, share split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or any other change affecting the Common Shares; (iii) the amendment materially modifies the eligibility requirements for participation; or (iv) such approval is required by any law, regulation or stock exchange rule.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the 2022 Incentive Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the applicable U.S. federal income tax laws and regulations. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences.

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Restricted Stock. Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when restricted stock is granted and Farmers will not receive a deduction at that time. Instead, a participant will recognize ordinary income equal to the fair market value of the Common Shares that the participant receives when the terms, conditions and restrictions of the restricted stock have been met (i.e., when the underlying Common Shares are either freely transferable or not subject to a substantial risk of forfeiture), and Farmers’ generally will be entitled to a deduction equal to this amount at the same time.

If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the restricted stock on the grant date, and Farmers will be entitled to a deduction equal to this amount at the same time. The participant will not recognize income when (and if) the terms, conditions and restrictions of the restricted stock are met.

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Stock Units. A participant generally will not recognize taxable income when the stock unit is granted and Farmers will not be entitled to a deduction at such time. Instead, a participant will recognize taxable income equal to the fair market value of shares or cash delivered, in each case, when the stock unit is settled and Farmers generally will be entitled to a deduction equal to this amount at the same time.

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Share Awards. A participant will recognize ordinary income equal to the fair market value of the Common Shares subject to a share award on the grant date and Farmers generally will be entitled to a deduction equal to this amount at that time.

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Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Code) in connection with a change in control in an amount equal to or greater than three times the disqualified individual’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.” The excess parachute payment is the amount by which the payments exceed the participant’s base amount. Excess parachute payments subject the disqualified individual to a 20 percent excise tax. This tax is in addition to other federal, state and local income, wage and employment taxes. Farmers may not deduct the amount of any excess parachute payment. Generally, any payments under the 2022 Incentive Plan that may be subject to the loss of deduction or excise tax imposed by Sections 280G or 4999 of the Code are reduced to the maximum amount that can be paid without resulting in a loss of deduction or the imposition of an excise tax.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2022 Incentive Plan. Because awards under the 2022 Incentive Plan will be discretionary, no awards are determinable at this time.

Prior Equity Compensation Plan Information

Information with respect to the Common Shares issuable under Farmers’ 2017 Equity Incentive Plan as of December 31, 2021 is set forth in the table on page 59 of this proxy statement.

Vote Required

For the adoption and approval of the 2022 Incentive Plan, the affirmative vote of the holders of a majority of the Common Shares present, represented and entitled to vote at the Annual Meeting will be required for approval. Broker non-votes will not be counted for the purpose of determining whether Proposal Four has been approved. Abstentions will be counted as present and entitled to vote on the matter for purposes of Proposal Four and, thus, will have the same effect as a vote against Proposal Four.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2022 INCENTIVE PLAN.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Commission has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding”, would permit the Company to send: (a) a single annual report and/or a single proxy statement, or (b) a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the registered shareholder(s) must consent to the householding process in accordance with applicable Commission rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Shareholder Relations at Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406, Attention: Investor Relations or by calling (330) 533-5127.

Many broker/dealers and other holders of record have instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement, the Company’s Annual Report or the Notice of Internet Availability of Proxy Materials and/or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

INCORPORATION BY REFERENCE

The Audit Committee Report and the Compensation Committee Report in this proxy statement are not deemed filed with the Commission and shall not be deemed incorporated by reference into any prior or future filings made by Farmers under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

TROY ADAIR

Executive Vice President, Chief Financial Officer and Secretary

Canfield, Ohio

March 17, 2022

APPENDIX A: FARMERS NATIONAL BANC CORP. – 2022 EQUITY INCENTIVE PLAN

FARMERS NATIONAL BANC CORP.

2022 EQUITY INCENTIVE PLAN

The purpose of the Plan is to promote the Company’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.

ARTICLE I

DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1 “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2 “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3 “Award” shall mean any Restricted Stock, Stock Unit, Performance-Based Award or Share Award granted pursuant to the Plan.

1.4 “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5 “Board” shall mean the Board of Directors of the Company.

1.6 “Cause” shall mean, with respect to any Participant, “Cause” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Cause,” then “Cause” shall mean “Cause” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Cause,” then “Cause” shall mean the Participant’s: (a) commission of any intentional, reckless, or grossly negligent act which may result in material injury to the good will, business or business reputation of the Company or any Affiliate; (b) participation in any fraud, dishonesty, theft, conviction of a crime, or unethical business conduct; (c) violation of any written policy, rule, regulation or covenant with respect to non-competition, non-solicitation, non-disparagement, cooperation or otherwise with respect to the Company or any Affiliate; or (d) failure to adequately perform the Participant’s job duties or to follow lawful and ethical directions provided to the Participant, which failure, if amenable to cure, has not been cured in all material respects within twenty (20) days after receiving notice of such failure from the Company or any Affiliate.

1.7 “Change in Control” shall mean “Change in Control” as defined in the Change in Control Agreement by and between the Participant and the Company or any Affiliate, or, if the Participant is not a party to a Change in Control Agreement with the Company or an Affiliate, then “Change in Control” shall mean “Change in Control” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Change in Control,” then “Change in Control” shall mean the occurrence of any of the following:

(a) any person (as defined in Act) becomes a direct or indirect beneficial owner of securities of the Company representing more than one-third of the combined voting power of the Company’s then outstanding securities; or

(b) the merger or consolidation of the Company with another entity, and as a result of such merger or consolidation, less than two-thirds of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former shareholders of the Company; or

(c) during any two (2) consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors at the beginning of the period.

Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code (and for which no exception applies), a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.

1.8 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.9 “Committee” shall mean the Compensation Committee of the Board, which will be comprised of at least two (2) directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act.

1.10 “Company” shall mean Farmers National Banc Corp., an Ohio corporation, and any successor thereto.

1.11 “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.

1.12 “Disability” shall mean:

(a) with respect to the payment or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies), (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b) with respect to the payment or settlement of any Award not described in subsection (a) of this definition, a Participant’s inability (established by an independent physician selected by the Committee and reasonably acceptable to the Participant or to the Participant’s legal representative) due to illness, accident or otherwise to perform his or her duties, which is expected to be permanent or for an indefinite duration longer than twelve (12) months.

1.13 “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.14 “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:

(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;

(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

(c) If neither (a) nor (b) applies, (i) with respect to any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.15 “Good Reason” shall mean, with respect to any Participant, “Good Reason” as defined in the Company’s or its Affiliate’s severance policy covering the Participant, or, if no such severance policy exists or such severance policy does not include a definition of “Good Reason,” then “Good Reason” shall mean “Good Reason” as defined in the Participant’s Award Agreement, or, if such Award Agreement does not include a definition of “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following without the Participant’s consent (provided the Company or Affiliate does not fully cure the effect of such event within thirty (30) days following its receipt of written notice of such event from the Participant): (a) a material diminution in the Participant’s base salary; (b) a substantial diminution in the Participant’s duties, authorities or responsibilities; or (c) a material change in the geographic location at which the Participant must perform services. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice of such event prior to such date.

1.16 “Participant” shall mean an Employee or Director who is granted an Award under the Plan.

1.17 “Performance-Based Award” shall mean an Award described in Article VIII of the Plan.

1.18 “Performance Criteria” shall mean any of the following: (a) revenue; (b) net earnings or net income (before or after taxes); (c) earnings per share; (d) deposit or asset growth; (e) net operating income; (f) return measures (including return on assets and equity); (g) fee income; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) interest spread; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total shareholder return); (l) expense targets; (m) credit quality; (n) efficiency ratio; (o) market share; (p) customer satisfaction; (q) asset quality measures (e.g., Texas Ratio, ALLL); (r) net income after cost of capital (NIACC); (s) strategic objectives (including branding, mergers and acquisitions, succession management, dynamic market response, new product build out, expense reduction initiatives, risk management and regulatory compliance); or (t) such other measures as the Committee may select from time to time.

1.19 “Plan” shall mean the Farmers National Banc Corp. 2022 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.20 “Prior Plan” shall mean the Farmers National Banc Corp. 2017 Equity Incentive Plan.

1.21 “Restricted Stock” shall mean an Award granted pursuant to Article V of the Plan under which a Participant is granted a specified number of Shares which are subject to specified restrictions on vesting and transferability.

1.22 “Retirement” shall mean, with respect to an Employee, termination (other than for Cause) after attaining either age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates or age sixty-two (62) with at least five (5) years of service with the Company and its Affiliates, unless another definition is provided in the related Award Agreement.

1.23 “Shares” shall mean the common shares, without par value, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.24 “Share Award” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is granted an award of unrestricted Shares.

1.25 “Stock Unit” shall mean an Award granted pursuant to Article VI of the Plan under which a Participant is granted the right to receive a specified number of Shares or a cash payment equal to the Fair Market Value of a specified number of Shares in the future, which right is subject to specific restrictions on vesting and transferability.

ARTICLE II

SHARES SUBJECT TO THE PLAN

2.1 Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,000,000. Any Shares that are not subject to an award under the Prior Plan as of the effective date of this Plan shall no longer be eligible to be issued. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II, the number of Shares available for issuance under the Plan shall be reduced by one Share for each Share subject to a grant of an Award and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2.

2.2 Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that, by its terms, may be settled only in cash; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, no Shares covered by an Award that are withheld to satisfy any applicable taxes shall again be available for issuance as Awards under this Plan.

2.3 Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it deems equitable and appropriate to: (a) the aggregate the number of Shares that may be issued under the Plan; and (b) the number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.3 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

ARTICLE III

ADMINISTRATION

3.1 In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2 Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate: (a) any duties that it is required to discharge to comply with applicable law; (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act; and (c) its authority under the Company’s equity award granting policy that may be in effect from time to time.

ARTICLE IV

ELIGIBILITY

Any Employee or Director selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that the maximum aggregate Fair Market Value of Shares associated with any Award made under the Plan in any calendar year to any one Director shall be One Hundred Thousand Dollars ($100,000).

ARTICLE V

RESTRICTED STOCK

5.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

5.2 Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

5.3 Terms, Conditions and Restrictions.

(a) The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock.

(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

5.4 Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b) Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that any such dividends or other distributions shall be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Shares of Restricted Stock lapse.

ARTICLE VI

STOCK UNITS

6.1 Grant of Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2 Award Agreement. Each Award of Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Stock Units will lapse, the time at and form in which the Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

6.3 Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Stock Units as it may deem advisable, including, without limitation, conditions and/or restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based conditions and/or restrictions or holding requirements or sale conditions and/or restrictions placed on the Shares by the Company upon vesting and/or settlement of such Stock Units.

6.4 Form of Settlement. An Award of Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

6.5 Dividend Equivalents. Awards of Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any such dividend equivalents shall be subject to the same terms and conditions as the Stock Units with respect to which they are earned and accrued, and therefore shall not be paid to a Participant until the conditions upon which the restrictions on the Stock Units lapse and the Stock Units are settled upon vesting. In no event will a Participant have any voting rights with respect to Shares underlying Stock Units.

ARTICLE VII

SHARE AWARDS

Subject to the terms and conditions of the Plan, Share Awards consisting of unrestricted Shares may be granted to Participants upon such terms and conditions as shall be determined by the Committee in its sole discretion, up to a maximum aggregate number of five percent (5%) of the total Shares available for issuance pursuant to Section 2.1.

ARTICLE VIII

PERFORMANCE-BASED AWARDS

8.1 In General. Notwithstanding anything in the Plan to the contrary, any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article VIII. Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliates or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

8.2 Modifying Performance-Based Awards. Performance goals relating to Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

8.3 Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other materials terms of the Performance-Based Award.

ARTICLE IX

TERMINATION OF EMPLOYMENT OR SERVICE

9.1 Death; Disability; Retirement. Unless otherwise specified in the Award Agreement, or as subsequently determined by the Committee (but only to the extent permitted under Section 409A of the Code, if applicable), a Participant shall vest in all Awards in full (and, if the Award was granted subject to the attainment of Performance Objectives, as though the Performance Objectives were achieved at the “target” level of performance) in the event of a Participant’s death, Disability or Retirement.

9.2 Termination for Cause. A Participant shall forfeit all Awards in the event that the Participant is terminated for Cause.

9.3 Other Terminations. The Committee shall determine the extent to which an Award shall vest and the extent to which the Participant shall have the right to receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates for any reason other than set forth in Sections 9.1 or 9.2. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

ARTICLE X

CHANGE IN CONTROL

10.1 Rights in the Event of a Change in Control. The Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of a Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting and/or settlement of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award equal to the value of the consideration to be paid in the Change in Control to holders of the same number of Shares as the number of Shares underlying the Award being cancelled (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares underlying the Award being canceled); and/or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

10.2 Effect of a Change in Control. Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, a Participant shall vest at the time of the Change in Control in all unvested Awards in full (and, if the Award was granted subject to the attainment of Performance Objectives, as though the Performance Objectives were achieved at the “target” level of performance).

10.3 Golden Parachute Limitations. Except as otherwise provided in any other written agreement between the Company or any Affiliate and a Participant, including any Award Agreement, if the sum of the amounts payable under the Plan and those provided under all other plans, programs or agreements between the Participant and the Company or any Affiliate constitutes a “parachute payment” as defined in Section 280G of the Code, the Company will reduce any payments to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code. Any reduction pursuant to this Section 10.3 shall be made in compliance with Section 409A of the Code.

ARTICLE XI

AMENDMENT OR TERMINATION OF THE PLAN

The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s shareholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.3), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

ARTICLE XII

TRANSFERABILITY

12.1 Awards Not Transferable. Except as described in Section 12.2 or as provided in a related Award Agreement, an Award may not be sold, disposed of, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution Notwithstanding any provision contained in this Article XII, no Award may be transferred by a Participant for value or consideration.

12.2 Beneficiary Designation. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XIII

MISCELLANEOUS

13.1 No Right to Continue Services or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

13.2 Tax Withholding.

(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the settlement of an Award, (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being settled at the time the taxable event arises, or (iv) collected directly from the Participant.

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined sufficient to satisfy the minimum tax withholding requirements attributable to such event; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

13.3 Minimum Vesting Period. The minimum vesting period for any Award other than a Share Award granted pursuant to Article VII shall be one (1) year.

13.4 Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

13.5 Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 13.6.

13.6 Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

13.7 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of law principles.

13.8 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

13.9 Rights as a Shareholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

13.10 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

13.11 Section 409A of the Code.

(a) Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b) If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six (6) months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c) Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

13.12 Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.13 Recoupment. All Awards granted under the Plan shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under applicable law.

ARTICLE XIV

EFFECTIVE DATE AND TERM OF THE PLAN

This Plan shall become effective upon its approval by the Company’s shareholders. No Awards may be granted under the Plan after the tenth anniversary of the date the Plan was approved by the Board. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the effective date of this Plan, no more grants will be made under the Prior Plan.

APPENDIX B: FARMERS NATIONAL BANC CORP. – Reconciliation of Non-GAAP Financial Measures

Reconciliation of Total Assets to Tangible Assets

December 31,	2021	2020
Total Assets	$4,142,749	$3,071,148
Less Goodwill and other intangibles	102,606	49,617

Tangible Assets	$4,040,143	$3,021,531

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

December 31,	2021	2020
Stockholders’ Equity	$472,432	$350,097
Less Goodwill and other intangibles	102,606	49,617

Tangible Common Equity	$369,826	$300,480

Acquisitions have occurred during the two year periods represented above that makes comparability difficult. Below are measures that are non GAAP and are presented as additional information for the reader.

Reconciliation of Net Income, Excluding One-Time Items

December 31,	2021	2020
Net income	$51,844	$41,876
Acquisition related costs – tax equated	5,731	2,585
Acquisition related provision – tax equated	3,846	0
Recoverable litigation settlement	0	(395)
FHLB prepayment penalties – tax equated	1,682	0
Net loss (gain) on asset/security sales – tax equated	(598)	0
Gain on sale of credit card portfolio – tax equated	(189)	0

Net income – adjusted	62,316	44,066
Average diluted shares outstanding	29,280	28,394

Diluted EPS excluding merger and one-time items	$2.13	$1.55

Reconciliation of Return on Average Assets, Excluding One-Time Items

December 31,	2021	2020
ROA excluding merger and one-time items (1)	1.83%	1.55%

(1)	Net income - adjusted divided by average assets

B-1

Reconciliation of Efficiency Ratio, Excluding One-Time Items

December 31,	2021
Net interest income - tax equated	$110,840
Noninterest income	38,193
Net loss (gain) on asset/security sales - tax equated	(757)
Gain on sale of credit card portfolio - tax equated	(239)

Net interest income and noninterest income adjusted	148,037
Noninterest expense less intangible amortization	77,817
Acquisition related costs	7,109
FHLB prepayment penalties	2,129
Noninterest income adjusted	68,579

Efficiency ratio excluding one-time items	46.33%

The tangible common equity ratio is calculated by dividing total common stockholders’ equity by total assets, after reducing both amounts by intangible assets. The tangible common equity ratio is not required by U.S. GAAP or by applicable bank regulatory requirements, but is a metric used by management to evaluate the adequacy of our capital levels. Since there is no authoritative requirement to calculate the tangible common equity ratio, our tangible common equity ratio is not necessarily comparable to similar capital measures disclosed or used by other companies in the financial services industry. Tangible common equity and tangible assets are non U.S. GAAP financial measures and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with U.S. GAAP. With respect to the calculation of the actual unaudited tangible common equity ratio as of December 31, 2021, reconciliations of tangible common equity to U.S. GAAP total common stockholders’ equity and tangible assets to U.S. GAAP total assets are set forth above.

B-2

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Before the meeting go to www.envisionreports.com/FMNB During the meeting go to https://meetnow.global/MPZAGMR or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FMNB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

1. To elect four Class III directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2025
	For	Withhold		For	Withhold		For	Withhold
01 - Ralph D. Macali	☐	☐	02 - Frank J. Monaco	☐	☐	03 - Edward W. Muransky	☐	☐
04 - Richard B. Thompson	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. to consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers	☐	☐	☐	3. to consider and vote upon a proposal to ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐
	For	Against	Abstain
4. to adopt and approve the Farmers National Banc Corp 2022 Equity Incentive Plan	☐	☐	☐	NOTE: to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

        03KM4C

The 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting.

The 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on

April 21, 2022 at 10:00 a.m. Eastern Time, virtually via the internet at at https://meetnow.global/MPZAGMR.

To access the virtual meeting, you must have the Control number that is printed in the shaded bar located on the reverse side of this form.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Notice & Proxy Statement, 2021 Annual Report to Shareholders with Form 10-K is/are available at

www.envisionreports.com/FMNB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FMNB

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FARMERS NATIONAL BANC CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2022

via the Internet at https://www.meetnow.global/MPZAGMR

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair, Timothy F. Shaffer and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 21, 2022, at 10:00 a.m. Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF PROPOSALS TWO, THREE, AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side

C	Non-Voting Items

Change of Address – Please print new address below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all the nominee listed, and FOR Proposals 2, 3 and 4.

1. To elect four Class III directors to serve for terms of three years to expire at the Annual Meeting of Shareholders to be held in 2025
	For	Withhold		For	Withhold		For	Withhold
01 - Ralph D. Macali	☐	☐	02 - Frank J. Monaco	☐	☐	03 - Edward W. Muransky	☐	☐
04 - Richard B. Thompson	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. to consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers	☐	☐	☐	3. to consider and vote upon a proposal to ratify the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐
	For	Against	Abstain
4. to adopt and approve the Farmers National Banc Corp 2022 Equity Incentive Plan	☐	☐	☐	NOTE: to transact such other business as may properly come before the meeting or any adjournments thereof. Farmers’ Board of Directors is not currently aware of any other business to come before the Annual Meeting.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 U P X 5 2 8 3 7 3

        03KM5D

The 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held April 21, 2022 at 10:00 a.m., Eastern Time. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at https://meetnow.global/MPZAGMR, where you will be able to vote electronically and submit questions during the meeting.

The 2022 Annual Meeting of Shareholders of Farmers National Banc Corp. will be held on

April 21, 2022 at 10:00 a.m. Eastern Time. Please refer to the proxy statement for login instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Notice & Proxy Statement, 2021 Annual Report to Shareholders with Form 10-K is/are available at

www.edocumentview.com/FMNB

▼   IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

FARMERS NATIONAL BANC CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2022

via the Internet at https://www.meetnow.global/MPZAGMR

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Troy Adair, Timothy F. Shaffer and Amber Wallace Soukenik, and each of them, proxies with full power of substitution to vote on behalf of the shareholders of Farmers National Banc Corp. on Thursday, April 21, 2022, at 10:00 a.m. Eastern Time, and any adjournment(s) and postponement(s) thereof with all powers that the undersigned would possess personally present with respect to the proposal(s) set forth on the reverse side hereof.

IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF PROPOSALS TWO, THREE, AND FOUR. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM FARMERS NATIONAL BANC CORP. PRIOR TO THE EXECUTION OF THIS PROXY OF THE NOTICE OF MEETING AND A PROXY STATEMENT.

Continued and to be signed on reverse side